Boston Gas 10-K

10.9.2

Amendment to Exhibit 10.9, Gas Sales Contract between the Company and Esso Resources (now Imperial Oil of Canada), dated as of November 12, 1997 and Bridge Agreement dated as of October 23, 1997, executed pursuant to Master Agreement dated as of November 1, 1997.

                    NATURAL GAS SALES - AMENDING AGREEMENT
                    --------------------------------------


THIS AGREEMENT, made as of the Effective Date,

BETWEEN:

           IMPERIAL OIL RESOURCES, an Alberta limited partnership, with its principal place of business in Calgary, Alberta ("Seller")

                                      and

           BOSTON GAS COMPANY, a Massachusetts Corporation with its principal place of business in Boston, Massachusetts ("Buyer").

WHEREAS the parties desire to amend the Gas Contract to reflect the new supply, transportation, and pricing arrangements set forth in this Agreement;

WHEREAS the Western Canada gas supply and the transportation on the NOVA, TCPL, Iroquois and Tennessee pipeline systems associated with the Gas Contract shall be replaced by SOEP gas supply and related transportation;

WHEREAS the timing and details of these restructured supply and transportation arrangements are as set out herein and will apply prior to and following the commercial start-up of SOEP gas production and the operation of a pipeline system(s) allowing deliveries from the SOEP gas plant located at or near Goldboro, Nova Scotia to Dracut, Massachusetts;

AND WHEREAS it is the intention of the parties that, upon MDPU Approval, the Amended Gas Contract will be given full force and effect thereby providing certainty and predictability of the commercial arrangements provided for therein for its full term.

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties agree as follows:


1.   DEFINITIONS
     -----------

1.1 Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to them in the Gas Contract.

1.2  The following definitions, contained in the Gas Contract, are deleted:
     Section 1.1(c)(i), (ii) and (iii) "Base Gas"; Section 1.1(j) "Commodity Charge"; Section 1.1(k) "Consumption

     Market"; Section 1.1(m) "Contract Year"; Section 1.1(p) "Daily Underdelivery"; Section 1.1(r) "Demand Charge" or 'Demand Charge Components" or "Canadian Monthly Demand Charge"; Section 1.1(u) "Excused Performance"; Section 1.1(v) "Firm Consumption Market"; Section 1.1(w) "Firm Direct Sale"; Section 1.1(ff) "Maximum Daily Quantity" or "MDQ";
     Section 1.1(gg) "Minimum Quarterly Quantity"; Section 1.1(hh) "Minimum Take Deficiency"; Section 1.1(mm) "Non-Excused Performance"; Section 1.1(kk) "New Base Price"; Section 1.1(oo)(i), (ii) and (iii) "Offset Demand Charges"; Section 1.1(pp) "Performance Calculation"; Section 1.1(uu) "Replacement Gas Supply"; Section 1.1(yy) "Spare Capacity"; Section 1.1(ddd) "Total Usage"; Section 1.1(eee) "Transportation Charge"; Section 1.1(fff) "Unit Cost Difference"; and Section 1.1(ggg)(i), (ii), (iii), (iv) and (v) "Unpurchased Gas".

1.3 Section 1.1(g) "Canadian Transporter(s)" of the Gas Contract is amended by adding "or M&NP" to the end of the section.

1.4 The definition of "Commencement of Firm Deliveries" in Section 1.1(i) of the Gas Contract is deleted and replaced with "Commencement of Firm Deliveries means the first date on which commercial deliveries of Seller's Gas from SOEP are received at Dracut, Massachusetts".

1.5 Section 1.1(I) "Contract Amount" is amended by deleting the phrase "and shall be comprised of the Transportation Charge and the Commodity Charge".

1.6 The definition of "Point of Delivery" in Section 1.1(qq) of the Gas Contract is deleted and replaced with the following:

     (i) Until the Commencement of Firm Deliveries there is no point of delivery as Seller will have no natural gas supply obligations prior to this date.

     (ii) Following the Commencement of Firm Deliveries point of delivery will be the point of interconnection between the outlet of the SOEP process plant located at or near Goldboro, Nova Scotia and the inlet to the M&NP pipeline system, through which Gas will be transported to Dracut, Massachusetts.

1.7 Section 1.1(hhh) "United States Transporter(s)" of the Gas Contract is amended by deleting the phrase "on the pipeline system of Champlain or other pipelines".

1.8  The following defined terms are added:

     (i)   "Agreement" means this amending agreement.

     (ii) "Amended Gas Contract" means the Gas Contract as amended by this Agreement.

     (iii) "Billing Month" has the meaning set forth in Section 8.4 below.

     (iv) "Daily Contract Quantity" or "DCQ" means the daily volume of Gas, from any source, delivered to Buyer by Seller at the Point of Delivery following the Commencement of Firm Deliveries. The DCQ shall not be less than Seller's share as it exists from time to time of Seller's daily SOEP Gas production, but in no circumstances shall the DCQ be greater than the Max DCQ. To the extent there is a Shortfall on any Day, Buyer has the right to purchase the Shortfall from a third party.

     (v)     "Daily Undispatched Quantity" has the meaning set forth in Section
             5.4 below.

     (vi) "Deficiency Quantity" has the meaning set forth in Section 5.5 below.

     (vii) "Effective Date" means the later of November 1, 1997, or, the first Day of the month following MDPU Approval.

     (viii)  "Force Majeure" has the meaning set forth in Section 6.2 below.

     (ix) "Gas Contract" means the existing natural gas sales agreement between the parties, or their predecessors, entered into on May 1, 1989, as amended on October 30, 1992 and by amendment dated October 28, 1997.

     (x) "Max DCQ" means the maximum level of the DCQ, corresponding to the SOEP Interest, as determined in accordance with Schedule "B", attached hereto and forming part of this Agreement.

     (xi) "M&NP" means Maritimes and Northeast Pipeline, L.L.C., a limited liability company formed under the laws of the state of Delaware, or Maritimes & Northeast Pipeline Limited Partnership, a limited partnership formed under the laws of the province of New Brunswick, or both of them.

     (xii)   "MDPU" means the Massachusetts Department of Public Utilities.

     (xiii) "MDPU Approval" means approval of this Agreement by the MDPU in form and substance acceptable to both parties, such acceptability to be communicated by each party to the other within five (5) business days following receipt of such approval.

     (xiv) "Price Difference" means the difference between CP2 and the volume weighted average price received by Seller for the Daily Undispatched Quantity or the Deficiency Quantity, as applicable.

     (xv) "SOEP" means the Sable Offshore Energy Project comprising the project lands set out in Schedule A, attached hereto and forming part of this Agreement.

     (xvi) "Shortfall"" means the positive difference, if any, resulting from subtracting the DCQ from the Max DCQ, on any Day.

     (xvii) "SOEP Interest" means Seller's, or its Affiliates', actual working interest in SOEP, as provided for, upon the execution of the ownership and operating agreements currently being negotiated among the SOEP Owners.

     (xviii) "SOEP Market Price" has the meaning set forth in Section 7.6(ii) below.

     (xix) "SOEP Owners" means the owners of SOEP as they may exist from time to time, including assigns and successors. As of the date of execution of this Agreement the SOEP Owners are Seller, or its Affiliate, Mobil Oil Canada Properties, Shell Canada Limited, and Nova Scotia Resources (Ventures) Limited, and if applicable, Mosbacher Operating Ltd.

     (xx) "Straddle Plant" has the meaning set forth in subsection 11.3.1 below.

     (xxi)   "Third Party" has the meaning set forth in Section 11.3 below.


2.   INTENTIONS OF THE PARTIES
     -------------------------

2.1 Article II of the Gas Contract is deleted and replaced with Articles 2 and 3 of this Agreement.

2.2 Except for matters concerning the enforcement of the Amended Gas Contract, Buyer and Seller agree to not initiate, support or voluntarily participate, directly or indirectly, in any processes or activities which could reasonably be anticipated to threaten, obstruct or otherwise interfere with the performance of the Amended Gas Contract, throughout its term.


3.   REGULATORY
     ----------

3.1 Buyer will, in good faith, proceed diligently and expeditiously in taking all steps as are reasonably necessary to obtain MDPU Approval of this Agreement.

3.2 Notwithstanding anything in the Gas Contract or this Agreement, except Sections 3.1 and 3.4 herein, this Agreement is subject to MDPU Approval. If MDPU Approval is not received, the Gas Contract will continue to remain in full force and effect for the duration of its term, unaltered by this Agreement. Buyer and Seller further agree that if MDPU Approval is not received, such non-approval shall not be, or be deemed to be, an Order, as defined in Section 16.2(a) of the Gas Contract, for the purposes of Section 6.7(b) of the Gas Contract.

3.3  Following MDPU Approval, Buyer and Seller agree:

     (i) to proceed in good faith in performing their respective obligations as set out or contemplated in the Amended Gas Contract, throughout its term;

     (ii) that Seller will take all steps as are reasonably necessary to amend or rescind, as appropriate, the existing export license and removal permit; and,

     (iii) subsequently to jointly apply for and hold any new NEB export license and removal permit, as may be required.

3.4 Buyer and Seller agree that each of them shall diligently and expeditiously take all steps and do such things as are reasonably necessary in applying for and obtaining any and all license and/or regulatory amendments, revisions, permits, approvals or authorizations as may be required to give effect to the provisions of this Article 3, and the parties agree to cooperate with, and support, each other in this regard.


4.   TERM OF AGREEMENT
     -----------------

4.1  Article III of the Gas Contract is deleted and replaced by this Article 4.

4.2  The Amended Gas Contract becomes effective on the Effective Date.

4.3  The Amended Gas Contract expires on March 31, 2007.


5.   QUANTITY
     --------

5.1 Articles IV and V of the Gas Contract are deleted and replaced by the provisions of this Article 5.

5.2 During the term of the Amended Gas Contract prior to the Commencement of Firm Deliveries, Seller shall have no natural gas supply or transportation obligations under the Amended Gas Contract. Notwithstanding the above, during this period Buyer shall pay Seller on deemed delivered volumes in accordance with the terms of Section 7.2 below.

5.3 Subject to the provisions of this Article 5, effective with the Commencement of Firm Deliveries, Seller shall deliver and sell and Buyer shall receive and purchase the DCQ at the Point of Delivery.

     5.3.1 if Seller cannot deliver any portion of the DCQ due to an event of Force Majeure, Seller shall so notify Buyer in accordance with the provisions of Section 6.3 below.

     5.3.2 Subject to the provisions of subsection 5.3.3 below, to the extent Seller is aware that the DCQ will be less than the Max DCQ, Seller shall notify Buyer of expected Shortfall as soon as is reasonably practicable.

     5.3.3 On those Days when third party purchases by Seller constitute a portion of the DCQ, and to the extent the DCQ is still expected to be below the Max DCQ, Seller shall notify Buyer of the expected Shortfall no less than five (5) business days prior to the Day in which the Shortfall is expected to occur.

5.4 To accommodate Buyer's least cost economic dispatch requirements, Buyer has the right on any Day to purchase quantities of Gas below the DCQ subject to the conditions outlined in subsection 5.4.1 through 5.4.3 below. The difference between the DCQ and the volume actually taken by Buyer each Day is the "Daily Undispatched Quantity".

     5.4.1 On each and every day that a Daily Undispatched Quantity occurs, Buyer shall make available to Seller, Buyer's transportation from the Point of Delivery to Buyer's distribution system at no cost to Seller for the purpose of disposing of the Daily Undispatched Quantity. Seller shall use reasonable efforts to sell the Daily Undispatched Quantity at the most favourable price available to Seller using the Buyer's transportation as required.

     5.4.2 In the event the volume weighted average price realized by the Seller at the Point of Delivery in selling the Daily Undispatched Quantity is less than CP2, as defined in Section 7.6 below, during a month, Buyer shall pay Seller for that month an amount equal to the sum of the products of:

            (a)  the Daily Undispatched Quantity in each Day of the month; and,
            (b)  the Price Difference.

     5.4.3 In the event the volume weighted average price realized by the Seller at the Point of Delivery in selling the Daily Undispatched Quantity is greater than CP2, as defined in Section 7.6 below, during a month, Seller shall pay Buyer for that month an amount equal to the sum of the products of:

            (a)  the Daily Undispatched Quantity in each Day of the month; and,
            (b)  the Price Difference.

5.5 If Buyer purchases on any Day a daily quantity of Gas less than the DCQ pursuant to Section 5.3 above for any reasons other than Force Majeure, as defined in Section 6.2 below, or Buyer's economic dispatch requirements pursuant to Section 5.4 above, then Buyer shall pay Seller for that month an amount equal to the sum of the products of:

     (i) the difference between the DCQ, and the volume actually taken ("Deficiency Quantity") in each Day of the month; and,
     (ii)  the Price Difference.

5.6  For the purposes of Sections 5.4 and 5.5:

     (i) Seller shall use all reasonable efforts to mitigate the Price Difference; and,
     (ii) Buyer shall pay Seller for any incremental expenses reasonably incurred by Seller in selling the Daily Undispatched Quantity or the Deficiency Quantity, as applicable.


6.   FORCE MAJEURE
     -------------

6.1 Article XV of the Gas Contract is deleted and replaced with the following provisions.

6.2 Force Majeure means, except for and subject to the exclusions outlined below, acts of God, strikes, lockouts, or industrial disputes or disturbances, riots, civil disturbances, interruptions by government, compliance with any court order, law, statute, ordinance or regulation promulgated by a governmental authority having jurisdiction, the Nova Scotia government taking its royalty share of natural gas in kind, failure of transportation pipeline, failure of gas processing plant, failure of gas gathering system, failure of gas production facilities, required plant shut-downs for maintenance, or any other cause not reasonably within the control of the party claiming Force Majeure and which by the reasonable exercise of due diligence of such party could not have been prevented or is unable to be overcome. Force Majeure specifically excludes:

     (i)    loss of markets;
     (ii)   increases or decreases in the market price of natural gas;
     (iii) the loss, interruption, or curtailment of interruptible transportation;
     (iv) actions of Canadian or U.S. Regulatory Authorities of the types contemplated under Article XVI of the Gas Contract; or,
     (v)    lack of funds.

6.3 In the event either party hereto is rendered unable by reason of Force Majeure to carry out its obligations, upon such claiming party giving notice to the other party with full particulars of such Force Majeure as promptly as is reasonably practicable after the occurrence of the event, the obligations of the claiming party occasioned by, or in connection with, or in consequence of the Force Majeure shall be suspended for the duration of the Force Majeure event. A party claiming Force Majeure shall attempt to remedy the Force Majeure as soon as is reasonably possible. Nothing in this
     Article 6 shall relieve a party of the obligation to make any outstanding payments due under the Amended Gas Contract. As soon as possible after the Force Majeure has been remedied, the party claiming suspension shall give notice that the Force Majeure has been remedied and the party has resumed or will resume the performance of its obligations.

7.   COMMODITY PRICE
     ---------------

7.1 Sections 6.1 and 6.3 of the Gas. Contract are deleted. In addition, the pricing provisions of subsections 6.4(a) and 6.4(b) of the Gas Contract are deleted and replaced by the following provisions.

7.2 During the term of the Amended Gas Contract from the Effective Date and continuing until the Commencement of Firm Deliveries, Buyer shall pay Seller the difference between CP1 and P2 based on a deemed natural gas volume of 38000 MMBtu/day, where

           CP1 = [0.75 x P1] + [0.25 x P2], where P1 and P2 are defined as follows:

           P1 =  the Henry Hub first of month index as reported in Inside
                                                                   ------
                 F.E.R.C.'s Gas Market Report in units of US$/MMBtu less $
                 ----------------------------
                 US/MMB tu.

           P2 = the Monthly Alberta Spot Price where the Monthly Alberta Spot Price is the price index for firm one month intra-Alberta gas deliveries as published in the Canadian Gas Price Reporter under the heading "AECO & N.I.T. One Month Spot" in units of C$/G. This price shall be converted to US$/MMBtu using the average monthly noon-day exchange rates as published by the Royal Bank of Canada and an energy conversion factor of
                 1.054615 GJ/MMBtu.

7.3 Notwithstanding anything in the Amended Gas Contract except Section 3.2 of this Agreement, the pricing and payment obligations of Buyer outlined in
     Section 7.2 above shall endure and continue in force and effect notwithstanding Seller being unable to deliver the DCQ for any one or more of the following, or similar, reasons:

     (i) project schedule delays to the commercial start-up of SOEP facilities or the M&NP pipeline system to Dracut, Massachusetts, for any reason;

     (ii) failure of any governmental or regulatory body, having jurisdiction, to approve any required amendments to existing export or import licenses or authorizations held pursuant to the Gas Contract;

     (iii) cancellation of any export or import license or authorization, held pursuant to the Gas Contract or the Amended Gas Contract, by any governmental or regulatory body having jurisdiction;

     (iv) failure of any governmental or regulatory body, having jurisdiction, to approve the export or import of SOEP Gas;

     (v) failure to obtain any governmental or regulatory approvals for SOEP on terms acceptable to the SOEP Owners;

     (vi) failure to obtain any governmental or regulatory approvals of the M&NP pipeline system(s) necessary to enable commercial delivery of Gas from the SOEP plant gate to Dracut, Massachusetts;

     (vii) the SOEP Owners determine that SOEP natural gas reserves are no longer commercially economic to recover or produce;

     (viii) failure to obtain Seller's, or its Affiliates', final management approval to proceed with SOEP; or

     (ix) subject to Sections 7.4 and 7.5 below, the divestment or transfer of the SOEP Interest.

7.4 Subject to Section 7.5 below, if the SOEP Interest is divested or transferred to a third party, Buyer shall have the right to elect to have the remaining term of the Amended Gas Contract assigned to the said third party, provided Seller is notified by Buyer of its election within fifteen
     (15) days following notification by Seller to Buyer of the planned divestment or transfer, as applicable.

7.5 If any or all of the SOEP Interest is divested or transferred, for any reason, to one or more of the other SOEP Owners, and Buyer elects to have the remaining term of the Amended Gas Contract assigned to the applicable SOEP Owner(s) pursuant to Section 7.4 above, and if as a result of such divestment or transfer Seller does not obtain sufficient consideration from the said SOEP Owner(s) to fully compensate Seller for the full value of the remaining term of the Amended Gas Contract, Buyer agrees to indemnify and keep Seller whole to the full extent of the deficiency. For purposes of this Section 7.5, full value of the remaining term of the Amended Gas Contract shall mean the net present value, using a discount rate of six (6) percent, of any remaining payments due from Buyer to Seller assuming full performance under the Amended Gas Contract by both parties.

7.6 Subject to Article 10 below, from the Commencement of Firm Deliveries until the expiration of the Amended Gas Contract, the commodity price ("CP2") of volumes of Gas sold and purchased under the Amended Gas Contract, including fuel gas consumed in the pipeline compressors downstream of the Point of Delivery, shall be, in units of US$/MMBtu, the higher of:

     (i)    HH - BD, where HH and BD are defined as follows:

            HH = Henry Hub first of month index as reported in Inside F.E.R.C.'s
                                                               -----------------
                 Gas Market Report,
                 -----------------

            BD = as set out in Schedule B, attached hereto and forming part of this Agreement; or,

     (ii) the "SOEP Market Price", defined as the prevailing market price at the SOEP plant gate as represented by the average of all first of month price indices published for this location. In the event that no first of month price index develops for the SOEP plant gate location then CP2 is defined by item (i) in this Section 7.6.

7.7  In the event any one of the published price indices referenced in this
     Article 7 is not available or ceases to exist, Buyer and Seller agree to act in good faith to select a reasonable replacement price index as required. Should the parties fail to agree on a replacement price index, either party may, by giving written notice to the other, submit the matter to arbitration in accordance with the arbitration provisions of Sections 6.6(b) and 6.6(c) and Article XVII of the Gas Contract and Article 10 of this Agreement, as applicable.


8.   PAYMENTS
     --------

8.1 Any and all amounts payable arising out of the Amended Gas Contract shall be made in accordance with the provisions of Article VII of the Gas Contract as amended by this Article 8.

8.2 Sections 7.1 through 7.3 of the Gas Contract are deleted and replaced with the following provisions.

8.3 Section 7.4 of the Gas Contract is amended by deleting the reference to "Subsection 20.2" in the tenth line and replacing it with "Section 5.3 of the Agreement".

8.4 As of the Effective Date, Seller shall, on or before the 15th Day of each Month (a "Billing Month"), render to Buyer a statement showing the deemed quantity of natural gas pursuant to Section 7.2 above, or the actual quantity of Gas delivered during the preceding Month at the Point of Delivery, pursuant to Section 5.3 above, as applicable, and the amounts payable based on the applicable commodity prices pursuant to Article 7 herein. The statement shall also include and describe all other applicable charges or credits, as applicable, pursuant to the Amended Gas Contract.

8.5 Buyer shall make payment within ten (10) Days following receipt of the statement described in Section 8.4 above, or by the 25th Day of the Billing Month, whichever is later. Any adjustments necessary to reflect actual deliveries or otherwise shall be made in the following Monthly statement, if possible, or within the period provided in Section 7.5 of the Gas Contract in any event.


9.   WAIVER OF FINANCIAL KEEP WHOLE PROVISIONS AND INDEMNIFICATION
     -------------------------------------------------------------

9.1  Articles XIV and XX of the Gas Contract are deleted.

9.2 As of the Effective Date, all supply assurances and associated commodity keep whole obligations contained in the Gas Contract will terminate. For greater certainty, under the Amended Gas Contract Seller's only natural gas supply obligation, will be to deliver the DCQ, subject to Sections 5.3 and 7.3 above.

9.3 As of the Effective Date and prior to the Commencement of Finn Deliveries, Seller shall have no obligations to pay transportation demand charges, or transportation charges of any kind, in conjunction with the Amended Gas Contract, except that from and after the Commencement of Firm Deliveries Seller shall be responsible for all transportation charges necessary to deliver the DCQ to the Point of Delivery.

9.4 Buyer shall indemnify and save Seller harmless against all third party actions, proceedings, claims (including claims of third parties for consequential damages), debts, demands, losses, costs, damages, expenses and liabilities which may be brought against or suffered by Seller or which it may sustain, pay or incur by reason of Seller not delivering Gas, so long as Seller is in compliance with its obligations under the Amended Gas Contract, or any reason whatsoever or by reason of personal injury or property damage sustained after Gas is delivered to the Point of Delivery.

9.5 Damages and costs resulting from Buyer purchasing on any day a daily quantity of gas less than the DCQ are limited to those set forth in the Amended Gas Contract. Damages and costs for other actions or non-actions are as specified or contemplated in the Amended Gas Contract. In no event shall either party be liable to the other for consequential, special, or punitive damages of the other party regardless of breach of the Amended Gas Contract.


10.   PRICE REOPENER
      --------------

10.1 Section 6.6(a) of the Gas Contract is deleted and replaced by this Article 10.

10.2 In order to initiate the next and only other price renegotiation for CP1 and CP2, as applicable, Buyer shall provide notice to Seller during the period between June 1, 2002, and June 30, 2002, with any changes pursuant to the renegotiation to become effective on November 1, 2002. The price renegotiation shall be completed within 60 days of receipt of such notice. Notwithstanding the above, in no event shall this price renegotiation cause a decrease in BD. If the parties do not agree upon a renegotiated price within the said 60 day period, either party may, by giving written notice to the other, prior to November 1, 2002, submit the matter to arbitration in accordance with the provisions of the Amended Gas Contract.

10.3 Throughout Sections 6.6(b) and 6.6(c) of the Gas Contract the phrase "Gas being purchased on a competitive basis in Massachusetts under long term firm contracts" shall be amended to read "Gas being purchased from the U.S. Gulf Coast supply region on a competitive basis in Massachusetts under firm contracts of term length of one year and greater". In the absence of a threshold volume of 100,000 MMBtu/day of such firm contracts of term length of one year or greater available in a form reasonably suitable for use in the arbitration process as envisioned by Section 6.6 of the Amended Gas Contract, the commodity price of Gulf Coast gas supplies in Massachusetts for the purposes of the arbitration process as envisioned by Section 6.6 of the Amended Gas Contract shall be equal to the sum of:

      (i) the arithmetic average variable transportation costs, including the cost of fuel gas, incurred in delivering Gulf Coast gas to Boston by way of the following routes: (a) Tennessee Gas Pipeline Company; and, (b) Texas Eastern Transmission Corporation and Algonquin Gas Transmission Company; and,

      (ii) the arithmetic average of the first of Month indices as published in Inside F.E.R.C.'s Gas Market Report for the following six locations:
            -----------------------------------
            Tennessee Gas Pipeline Company Zones 0 and 1; and the Texas Eastern Transmission Corporation's Zones STX, ETX, WLA and ELA.

10.4 In establishing the average variable transportation costs pursuant to subsection 10.3(i) above, the arbitrator shall take into account the effects of differing rate designs on the SOEP and Gulf Coast pipelines. Modified fixed variable rate designs, wherein fixed pipeline costs become included in the commodity component of the transportation toll, should not be compared with straight fixed variable designs, wherein fixed pipeline charges are not included in the commodity component of the transportation toll. This is to ensure that neither SOEP, nor Gulf Coast supply, are unfairly disadvantaged by such rate design characteristics in the competitive comparison contemplated under Section 6.6 of the Gas Contract.

10.5 Throughout Sections 6.6(b) and 6.6(c) of the Gas Contract, the term "New Base Price" is amended to read "CP1 or CP2, as applicable".


11.   TRANSPORTATION
      --------------

11.1 Articles IX, X and XI of the Gas Contract are amended substituting "M&NP" in place of "Nova" or "TCPL", as applicable, as required in the context of those provisions.

11.2 Buyer is responsible for arranging and paying all costs associated with holding capacity on the M&NP pipeline system to take delivery of the DCQ at the Point of Delivery. The terms of such transportation arrangements are left to the Buyer's discretion recognizing that Buyer remains liable for the amounts pursuant to Sections 5.4, 5.5 and 5.6 above, should Buyer be unable to take delivery of the DCQ, including as a result of Buyer not holding the proper amount or type of transportation capacity.

11.3 Seller shall be free to release or assign the Canadian pipeline transportation currently held by Seller in association with the Gas Contract, and Buyer shall be free to release or assign the U.S. pipeline transportation currently held by Buyer in association with the Gas Contract, with an effective release or assignment date being as of the Effective Date, subject to the provisions of Section 11.4 below. Seller agrees to assign the Canadian pipeline transportation currently held by Seller in association with the Gas Contract to Buyer, or a third party designated by Buyer ("Third Party"), at Buyer's option, subject to tile provisions of subsections 11.3.1 and 11.3.2 below.

      11.3.1 Assignment of the transportation currently held by Seller, pursuant to Section 11.3 above, is conditional on Seller retaining title to the natural gas associated with the NOVA delivery capacity, as it moves through the straddle plant facilities at Empress, or McNeill (the "Straddle Plant"), and Seller capturing all economic benefits thereby accruing. This condition will be satisfied in accordance with the provisions of subsection 11.3.2 below. The arrangements contemplated in subsection 11.3.2 shall be documented by Seller and Buyer in a separate agreement to take effect on the Effective Date. To the extent it is necessary for the Third Party to be party to such separate agreement, the Buyer shall obtain the agreement of the Third Party.

      11.3.2 Seller shall retain the said Empress NOVA delivery capacity and the parties agree to implement the following purchase and re-sale arrangement. The Third Party or Buyer, as applicable, shall sell natural gas to Seller at an intra-Alberta delivery point for a price equal to P2 and Seller shall re-sell said natural gas to Third Party or Buyer, as applicable, at Empress, or McNeill, into the TCPL system, for a price equal to P2 plus full NOVA tolls as may be in effect from time to time for transportation between intra-Alberta and Empress, or McNeill, delivery points, respectively.

11.4 In the event the NOVA delivery capacity at Empress, or McNeill, and the TCPL capacity between Empress, or McNeill, and Iroquois currently held by Seller in association with the Gas Contract is released at a discounted rate from the rate payable by Seller under Seller's associated NOVA and TCPL pipeline transportation agreements, Buyer agrees to indemnify and save Seller harmless to the full extent of such difference for the full term of tile Amended Gas Contract. These indemnification payments shall be made monthly in accordance with the provisions of Article VII of tile Amended Gas Contract.


12.   GOODS AND SERVICES TAX
      ----------------------

12.1 "GST" means the goods and services tax pursuant to the Excise Tax Act (Canada), as amended (the "Excise Tax Act").

12.2 If Buyer intends to export from Canada any of the Gas purchased under the Amended Gas Contract and wishes to have that Gas zero-rated for GST purposes pursuant to the Excise Tax Act at least ten (10) Days prior to the day when Seller is obligated to deliver an invoice, Buyer shall advise Seller of the amount of Gas which Buyer intends to export and represent and warrant in writing that it has complied with all of the provisions of the Excise Tax Act required to permit Seller to zero-rate that Gas.

12.3 Buyer shall indemnify Seller for any GST related liability incurred by Seller which results from any breach of any of the provisions, representations or warranties required under Section 12.2.

12.4 Notwithstanding any other provision of the Amended Gas Contract, in the event that any amount becomes payable by a party to the Amended Gas Contract as a result of a breach, modification or termination of the Amended Gas Contract and Section 182 of the Excise Tax Act applies to that amount, the amount payable shall be increased such that following the deduction of any applicable GST, the payee shall be left with an amount equal to the original amount payable.


13.   MISCELLANEOUS
      -------------

13.1 To the extent that any provisions in this Agreement conflict with those in the Gas Contract, the provisions of this Agreement will prevail.

13.2 Each of the parties shall do all acts, including making appropriate regulatory filings, and execute and deliver all deeds and documents as are reasonably required in order to fully perform and carry out the terms of this Agreement or the Amended Gas Agreement, as applicable.

13.3 Buyer and Seller agree to provide each other with any information that may be necessary to comply with any regulatory filing requirements hereunder. Such information shall be kept strictly confidential by the other party and used or disclosed only to comply with said requirements or as is otherwise required by law.


In witness whereof this Agreement is executed effective as of the day and year first written.


IMPERIAL OIL RESOURCES                     BOSTON GAS COMPANY



Per:   /s/ D. D. Baldwin                   Per:     /s/ W. R. Luthern
    --------------------------------             -------------------------------

Name:      D. D. Baldwin                   Name:        WILLIAM R LUTHERN
     -------------------------------              ------------------------------

Title: Senior Vice President               Title:       VICE PRESIDENT
      ------------------------------               -----------------------------
                                                       12 NOV 97

                ENFOLIO(R) MASTER FIRM PURCHASE/SALE AGREEMENT

                                      II

Enron Capital & Trade Resources Corp., a Delaware corporation ("Company"), and
                                                                -------
Boston Gas Company, a Massachusetts corporation ("Customer"), referred to
                                                  --------
collectively as the "Parties" enter into this Master Firm Purchase/Sale
                     -------
Agreement (together with all Transactions, collectively, this "Agreement")
                                                               ---------
effective as of the 1st Day of November, 1997 (the "Effective Date").  The
                                                    --------------
ENFOLIO General Provisions set forth in Appendix "1" shall apply to this
                                        ------------
Agreement.

ARTICLE 1.  TERM  This Agreement shall govern all Transactions and be in effect
----------------
for a term of one year from the Effective Date. It shall then continue in effect from Month to Month, unless terminated by either Party upon 30 Days prior written notice to the other Party; provided, this Agreement shall continue to apply to all Transactions then in effect until Transactions are completed. Termination of this Agreement in all instances shall be subject to Section 8.4.
                                                                   -----------

ARTICLE 2.  SCOPE OF AGREEMENT  2.1.  Scope of Agreement.  Company and Customer
------------------------------        ------------------
from time to time during the term hereof may, but are not obligated to, enter into Transactions for the firm purchase and sale of Gas to which this Agreement shall apply. Each Transaction shall be effectuated and evidenced as set forth in this Article 2 and shall constitute a part of this Agreement and all
        ---------
Transactions, together with this Agreement, shall constitute a single integrated agreement. It is acknowledged that the Parties are relying upon the fact that all Transactions, together with this Agreement, will form a single integrated agreement and that the Parties would not otherwise enter into any Transactions. Each Transaction shall be construed as one with this Agreement and any discrepancy between this Agreement and a Transaction shall be resolved in favor of the Transaction. Each Transaction shall provide whether the Transaction is based upon DCQ quantity obligations or MinMQ or MinDQ and MaxDQ quantity obligations, in which case the applicable Premative definitions and provisions set forth in this Agreement shall apply.

2.2.  Transaction Procedures.  It is the intent of the Parties to facilitate
      ----------------------
Transactions in accordance with the agreed procedures in this Article 2 and
                                                              ---------
assure that such Transactions are valid and enforceable as a result of the use of these procedures for the mutual benefit of the Parties. Any Transaction may be formed and effectuated (i) by a written paper-based Transaction Agreement executed by the Parties (including by facsimile and/or counterparts) or (ii) in a recorded telephone conversation between the Parties occurring on any Business Day during the Pricing Hours whereby an offer and acceptance shall constitute the agreement of the Parties to a Transaction as evidenced by the Transaction Tape; provided, each Party may stipulate by prior notice to the other Party that any particular contemplated Transaction may be effectuated and formed only by means of procedure (i) above. The Parties shall be legally bound by each Transaction from the time they agree to its terms in accordance with this
Article 2 and acknowledge that each Party will rely thereon in doing business
---------
related to the Transaction. The Transaction Tape is adopted by the Parties as a means by which a Transaction is reduced to tangible form, and the Parties to a Transaction are identified and authenticate a Transaction. Any Transaction formed and effectuated pursuant to the foregoing shall be considered to be a "writing" or "in writing" and to have been "signed" and any Transaction Tape shall be considered to constitute an "original" document evidencing the Transaction. Each Party consents to the recording of its employees' telephone conversations without any further notice. Notwithstanding the other provisions in this agreement permitting transactions to be effectuated and formed by means of procedure (ii) above, the Parties agree that every Transaction shall be formed and effectuated by procedure (i) above until such time as the Parties execute an amendment to this agreement allowing the use of procedure (ii) above to form and effectuate a Transaction hereunder.

2.3.  Equipment and Transaction Tape.  Company shall at its expense maintain
      ------------------------------
equipment necessary to regularly record Transactions on Transaction Tapes and retain Transaction Tapes in such manner as to protect its business records from improper access; provided, Company shall not be liable for any malfunction of equipment or the operation thereof in respect of any Transaction WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. No Transaction shall be vitiated should a malfunction occur in equipment regularly utilized for recording Transactions or retaining Transaction Tapes or the operation thereof, and in such event, the Transaction shall be evidenced by the written and computer records of the Parties concerning the Transaction made contemporaneously with the telephone conversation.

2.4.  Confirmations. In addition to, but not in lieu of, the foregoing, the
      -------------
Parties agree that Company may confirm a recorded telephonic Transaction by forwarding to Customer a facsimile Confirmation and that a reasonable time for the receipt by Customer of a Confirmation is within 24 hours of the Transaction formation. Company does hereby adopt its letterhead, including its address, as its signature on any Confirmation as the identification of Company and authentication by Company of the Confirmation, and such letterhead shall be sufficient to verify that Company originated the Confirmation. The Parties agree that any objections to the contents of the Confirmation shall be made in writing on or before the Confirm Deadline for all purposes hereunder and at law. Upon issuance of a Confirmation and the passage of the Confirm Deadline, if no objection to the Confirmation has been then received, the Confirmation shall be conclusive evidence of the Transaction made the subject matter thereof and the final expression of all of its terms.

2.5.  Enforcement of Transactions.  The Parties agree not to contest or assert a
      ---------------------------
defense to the validity or enforceability or telephonic Transactions entered into in accordance with this Agreement under laws relating to (i) whether certain agreements are to be in writing or signed by the Party to be thereby bound or (ii) the authority of any employee of the Party if the employee name and the Identification Code of the Party are stated in the Transaction Tape.

ARTICLE 3.  QUANTITY OBLIGATIONS  3.1.  Seller's Sales Obligation.  Seller shall
--------------------------------        -------------------------
Schedule, or cause to be Scheduled, at the Delivery Point(s) on a firm basis each Gas Day a quantity of Gas equal to the quantity properly requested by Buyer up to the DCQ or MaxDQ, if applicable ("Buyer's Requested Quantity"). Unless
                                        --------------------------
otherwise agreed nothing in this Agreement, and in particular this Article 3,
                                                                   ---------
shall require or permit either Party to Schedule Gas at a point other than a Delivery Point or in excess of the DCQ, Maximum Daily Delivery Point Quantity or MaxDQ, as applicable.

3.2.  Seller's Failure to Schedule.  If on any Gas Day Seller fails to Schedule
      ----------------------------
Buyer's Requested Quantity, then such occurrence shall constitute a "Seller's
                                                                     --------
Deficiency Default" and "Seller's Deficiency Quantity" shall be the numerical
------------------       ----------------------------
difference between Buyer's Requested Quantity and the amount of Gas Scheduled for such Gas Day. In the event of a Seller's Deficiency Default, Seller shall pay Buyer the sum of the following: (i) an amount equal to the product of the Seller's Deficiency Quantity multiplied by the Replacement Price Differential, plus (ii) liquidated damages equal to $0.15 multiplied by Seller's Deficiency
----
Quantity to cover Buyer's administrative and operational costs. During any Month in which Seller's nonperformance continues for a period of five consecutive Gas Days Buyer may elect upon notice to Seller, without liability, not to recommence Scheduling Gas hereunder for the remainder of such Month, but for no longer period. Subject to offset pursuant to Section 3.5, payment to
                                                    -----------
Buyer shall be made on the 25th Day of the Month in which Seller receives Buyer's statement for same.

3.3.  Buyer's Purchase Obligation.  Buyer shall Schedule, or cause to be
      ---------------------------
Scheduled, at the Delivery Point(s) on a firm basis each Gas Day a quantity of Gas equal to the DCQ ; provided, (i) if the MinMQ is applicable to a Transaction, Buyer shall Schedule, or cause to be Scheduled, at the Delivery Point(s) on a firm basis each Month a minimum quantity of Gas equal to the MinMQ and (ii) if the MinDQ is applicable to a Transaction, Buyer shall Schedule, or cause to be Scheduled, at the Delivery Point(s) on a firm basis each Day a minimum quantity of Gas equal to the MinDQ.


3.4.  Buyer's Failure to Schedule.  If on any Gas Day Buyer fails to Schedule
      ---------------------------
the DCQ or MinDQ, if applicable, then such occurrence shall constitute a

"Buyer's Deficiency Default" and "Buyer's Deficiency Quantity" shall be the
 --------------------------       ---------------------------
numerical difference between the DCQ or MinDQ, if applicable, and the quantity of Gas Scheduled for such Gas Day; provided, if the MinMQ is applicable to a Transaction, (i) the Buyer's Deficiency Default shall occur if Buyer fails to Schedule the MinMQ for any Month and (ii) the Buyer's Deficiency Quantity shall be the numerical difference between the MinMQ and the quantity of Gas Scheduled for such Month. In the event of a Buyer's Deficiency Default, Buyer shall pay Seller the sum of the following: (i) an amount equal to the product of Buyer's Deficiency Quantity multiplied by the Replacement Price Differential, plus (ii)
                                                                      ----
liquidated damages equal to $0.15 multiplied by Buyer's Deficiency Quantity to cover Seller's administrative and operational costs. With respect to DCQ and MinDQ obligations, during any Month in which Buyer's nonperformance continues for a period of five consecutive Gas Days Seller may elect upon notice to Buyer, without liability, not to recommence Scheduling Gas for the remainder of such Month, but for no longer period. Subject to offset pursuant to Section 3.5,
                                                               -----------
payment to Seller shall be made in accordance with the Financial Matters provisions set forth in Appendix "1."
                        -------------

3.5.  Netting. In the event that Buyer and Seller are each required to pay an
      -------
amount in the same Month hereunder, then such amounts with respect to each Party may be aggregated and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed.

ARTICLE 4.  DEFAULTS AND REMEDIES. 4.1. Early Termination. If a Triggering Event
---------------------------------       -----------------
(defined in Section 4.2) occurs with respect to either Party at any time during
            -----------
the term of this Agreement, the other Party (the "Notifying Party") may (i) upon
                                                  ---------------
two Business Days written notice to the first Party, which notice shall be given no later than 60 Days after the discovery of the occurrence of the Triggering Event, establish a date on which any or all Transactions selected by it and this Agreement in respect thereof will terminate ("Early Termination Date") except as
                                              ----------------------
provided in Section 8.4, and (ii) withhold any payments due in respect of such
            -----------
Transactions; provided, upon the occurrence of any Triggering Event listed in item (iv) of Section 4.2, as it may apply to any party, all Transactions and
             -----------
this Agreement in respect thereof shall automatically terminate, without notice, as if an Early Termination Date had been immediately declared except as provided in Section 8.4. If an Early Termination Date occurs, the Notifying Party shall
   -----------
in good faith calculate its damages, including its associated costs and attorneys' fees, resulting from the termination of the terminated Transactions (the "Termination Payment"). The Termination Payment will be determined by (i)
      -------------------
comparing the value of (a) the remaining term, quantities and prices under each such Transaction had it not been terminated to (b) the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under a replacement contract for each such Transaction and (ii) ascertaining the associated costs and attorneys' fees. To ascertain the market prices of a replacement contract the Notifying Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in Gas swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and the basis deferential. All terminated Transactions shall be netted against each other and upon the netting of all terminated Transactions, if the calculation of the Termination Payment does not result in damages to the Notifying Party, the Termination Payment shall be zero. The Notifying Party shall give the Affected Party (defined in Section 4.2) written notice of the amount of the Termination
                  -----------
Payment, inclusive of a statement showing its determination. The Affected Party shall pay the Termination Payment to the Notifying Party within 10 Days of receipt of such notice. At the time for payment of any amount due under this
Article 4, each Party shall pay to the other Party all additional amounts
---------
payable by it pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder. If the Affected Party disagrees with the calculation of the Termination Payment, the issue shall be submitted to arbitration pursuant to this Agreement and the resulting Termination Payment shall be due and payable within three Days after the award.

4.2.  Triggering Event shall mean, with respect to a Party (the "Affected
      ----------------                                           --------
      Party"): (i) the failure by the Affected Party to make, when due, any
      -----
      payment required under this Agreement if such failure is not remedied within five Business Days after written notice of such failure is given to the Affected Party; provided, the payment is not the subject of a good faith dispute as described in the Billing and Payment provisions or (ii) any representation or warranty made by the Affected Party in this Agreement shall prove to have been false or misleading in any material respect when made or deemed to be repeated or (iii) the failure by the Affected Party to perform any covenant set forth in this Agreement (other than its obligations to make any payment or obligations which are otherwise specifically covered in this Section 4.2 as a separate
                                             -----------
      Triggering Event), and such failure is not excused by Force Majeure or
                                                            -------------
      cured within five Business Days after written notice thereof to the Affected Party or (iv) the Affected Party shall (a) make an assignment or any general arrangement for the benefit of creditors, (b) file a petition or otherwise commence, authorize or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or have such petition filed against it and such proceeding remains undismissed for 30 Days, (c) otherwise become bankrupt or insolvent (however evidenced) or (d) be unable to pay its debts as they fall due or (v) Seller's unexcused failure to Schedule the Buyer's Requested Quantity requested by Buyer for a cumulative period of 30 or more Gas Days in a 12 Month period in any one Transaction or (vi) Buyer's unexcused failure to Schedule the DCQ or MinDQ for a cumulative period of 30 or more Gas Days in a 12 Month period in any one Transaction, or, if applicable, the MinMQ for a cumulative period of three Months in a 12 Month period in any one Transaction, or (vii) the occurrence of a Material Adverse Change of the Affected Party; provided, such Material Adverse Change shall not be considered if the Affected Party; establishes, and maintains throughout the term hereof, a Letter of Credit (naming the Notifying Party as the beneficiary) in an amount equal to the sum of (in
                                                                    ---
      each case rounding upwards for any fractional amount to the next $100,000)
                                     ---
      (a) the Notifying Party's Termination Payment plus (b) if the Notifying
                                                    ----
      Party is Seller, the aggregate of the amounts Seller is entitled to receive under each Transaction for Gas Scheduled during the 60 Day period preceding the Material Adverse Change (the amount of said Letter of Credit to be adjusted quarterly to reflect amounts owing at that point in time) or (viii) the Affected Party fails to establish, maintain, extend or increase a Letter of Credit when required pursuant to this Agreement, or after reasonable notice fails to replace the issuing bank with another bank acceptable to the beneficiary or (ix) with respect to Company, at any time. Enron Corp. shall have defaulted on its indebtedness to third parties resulting in an acceleration of obligations of Enron Corp. in excess of $50,000,000.00, or with respect to Customer, at any time. Customer shall have defaulted on its indebtedness to third parties, resulting in an acceleration of obligations of Customer in excess of $50,000,000.00.

4.3.  Other Events. In the event Buyer under a Transaction is regulated by a
      ------------
federal, state or local regulatory body, and such body shall disallow all or any portion of any costs incurred or yet to be incurred by Buyer under any provision of this Agreement, such action shall not operate to excuse Buyer from performance of any obligation nor shall such action give rise to any right of Buyer to any refund or retroactive adjustment of the Contract Price provided in any Transaction. Notwithstanding the foregoing, if the Affected Party's activities hereunder become subject to regulation of any kind whatsoever under any law (other than with respect to New Taxes) to a greater or different extent than that existing on the Effective Date and such regulation either (i) renders this Agreement illegal or unenforceable or (ii) materially adversely affects the business of the Affected Party, with respect to its financial position or otherwise, then in the case of (i) above, either Party, and in the case of (ii) above, only the Affected Party, shall at such time have the right to declare an Early Termination Date in accordance with the provisions hereof; provided, notwithstanding the rights of the Parties to declare an Early Termination Date as above stated, the Affected Party shall be liable for payment of the

Termination Payment calculated by the non-Affected Party as provided in Section
                                                                        -------
4.1.
---

4.4.  Offset. Each Party reserves to itself all rights, set-offs, counterclaims
      ------
and other remedies and defenses consistent with Section 8.3 (to the extent not
                                                -----------
expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement. All outstanding Transactions and the obligations to make payment in connection therewith or under this Agreement may be offset against each other, set off or recouped therefrom.

ARTICLE 5.  FORCE MAJEURE. This Article 5 is the sole and exclusive excuse of
-------------------------       ---------
performance permitted under this Agreement and all other excuses at law or in equity are WAIVED to the extent permitted by law. Except with respect to payment obligations, in the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations hereunder, it is agreed that upon
-------------
such Party's giving notice and full particulars of such Force Majeure to the
                                                        -------------
other Party as soon as reasonably possible (such notice to be confirmed in writing), the obligations of the Party giving such notice, to the extent they are affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure for a period of up to 60 Days in the aggregate
                   -------------
during any 12 Month period, but for no longer period. The Party receiving notice of Force Majeure may immediately take such action as it deems necessary at its
   -------------
expense for the entire 60 Day period or any part thereof. The Parties expressly agree that upon the expiration of the 60 Day period Force Majeure shall no
                                                    -------------
longer apply to the obligations hereunder and both Buyer and Seller shall be obligated to perform. The cause of the Force Majeure shall be remedied with all
                                       -------------
reasonable diligence and dispatch; provided, unless otherwise agreed no provision herein shall require or permit Seller or Buyer to Schedule quantities of Gas (i) in excess of the DCQ, Maximum Daily Delivery Point Quantity or MaxDQ, as applicable, or (ii) at points other than the Delivery Point(s).

ARTICLE 6.  TAXES. 6.1. Allocation of and Indemnity for Taxes. The Contract
-----------------       -------------------------------------
Price includes full reimbursement for, and Seller is liable for and shall pay, or cause to be paid, or reimburse Buyer if Buyer has paid, all Taxes applicable to the Gas sold upstream of the Delivery Point(s). In the event Buyer is required to remit such Tax, the amount thereof shall be deducted from any sums becoming due to Seller hereunder. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes. The Contract Price does not include reimbursement for, and Buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to the Gas sold downstream of or at the Delivery Point(s), including any Taxes imposed or collected by a taxing authority with jurisdiction over Buyer. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes.

6.2.  New Taxes. A. If (i) a New Tax occurs and (ii) Buyer or Seller would be
      ---------                             ---
responsible for such New Tax if it were a Tax under Section 6.1 and (iii) such
                                                    ----------- ---
New Tax is, due to and on the basis of laws, regulations and applicable contracts of Buyer in effect as of the effective date of the New Tax, of the type which Buyer can pass directly through to, or be reimbursed by, another person or entity in the chain of Gas supply, such Buyer shall pay or cause to be paid, or reimburse Seller if Seller has paid, all such New Taxes and Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes; provided, if Buyer does not identify its contracts for long-term fixed sourcing in the ordinary course of its business and cannot identify applicable contracts, this Paragraph A shall not apply. B. If (i) a New Tax occurs and (ii) either
     -----------                                             ---
Buyer or Seller would be responsible for such New Tax if it were a Tax under
Section 6.1, and (iii) Paragraph A does not apply, such responsible Buyer or
-----------  ---
Seller (the "Taxed Party") shall be entitled to declare an Early Termination
             -----------
Date in accordance with the provisions of this Agreement subject to the following conditions; provided, prior to and including the initial Agreement Period (below defined) invoked under this Section 6.2, New Taxes shall be
                                          -----------
allocated as if they were Taxes as provided in Section 6.1: (a) the Taxed Party
                                               -----------
must give the non-Taxed Party at least 30 Days prior written notice (the "Agreement Period") of its intent to declare an Early Termination Date (and
 ----------------
which notice shall be given no later than 90 Days after the later of the enactment or effective date of the relevant New Tax), and prior to the proposed Early Termination Date Buyer and Seller shall attempt to reach a mutual agreement as to the sharing of the New Tax, (b) if a mutual sharing agreement is not reached, the non-Taxed Party shall have the right, but not the obligation, upon written notice to the Taxed Party within the Agreement Period, to pay the New Tax for any continuous period it so elects on a Month to Month basis, and in such case the Taxed Party shall not have the right during such continuous period to declare the Early Termination Date on the basis of the New Taxes, (c) should the non-Taxed Party at its election agree to pay the New Tax on a Month to Month basis, then upon 30 Days prior written notice to the Taxed Party of its election to cease payment of such New Tax, the Taxed Party shall then be liable for the payment of the New Tax and the Parties shall again be subject to this Section
                                                                      -------
6.2 as if the New Tax had an effective date as of the date the non-Taxed Party
---
ceases payment of such New Tax, (d) if a mutual sharing agreement is not reached and the non-Taxed Party does not elect to pay the New Tax for any period of time within the Agreement Period, the Early Termination Date shall take effect and all Transactions must be terminated and be subject to the same Early Termination Date, (e) the Early Termination Date shall be effected as if a Triggering Event had occurred and the Termination Payment calculated as set forth in Section 4.1
                                                                    -----------
shall be payable; provided, both Seller and Buyer pursuant to Section 4.1 shall
                                                              -----------
calculate their respective Termination Payments resulting from the termination of all Transactions as if they each were a Notifying Party; provided further, if the calculation of the Termination Payments results in either the non-Taxed Party's or the Taxed Party's having either a gain or loss (after netting its gains against its losses), the Parties shall share equally such net gain due, or be responsible to pay to the Party having the net loss, one-half of the Termination Payment and (f) such Termination Payment shall be payable as provided in Section 4.1 and its calculation shall be subject to arbitration as
            -----------
provided in the ENFOLIO General Provisions.

6.3.  Cooperation. Upon request, a Party shall provide a certificate of
      -----------
exemption of other evidence of exemption from any Tax and each Party agrees to cooperate with the other in obtaining an exemption and minimizing Taxes payable in respect of all Transactions.

ARTICLE 7.  TITLE, RISK OF LOSS, INDEMNITY AND BALANCING. 7.1. Title, Risk of
--------------------------------------------------------       --------------
Loss and Indemnity. As between the Parties, Seller shall be deemed to be in
------------------
exclusive control and possession of Gas Scheduled hereunder and responsible for any damage or injury caused thereby prior to the time the same shall have been delivered to Buyer. After delivery of Gas to Buyer at the Delivery Point(s), Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby. Title to Gas Scheduled hereunder shall pass from Seller to Buyer at the Delivery Point(s). Seller and Buyer each assumes all liability for and shall indemnify, defend and hold harmless the other Party from any Claims, including injury to and death of persons, arising from any act or incident occurring when title to the Gas is vested in the Indemnifying Party. IT IS THE INTENT OF THE PARTIES THAT THIS INDEMNITY AND THE LIABILITY ASSUMED UNDER IT BE WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE; PROVIDED, NEITHER PARTY SHALL BE LIABLE IN RESPECT OF ANY CLAIM TO THE EXTENT SAME RESULTED FROM THE GROSS NEGLIGENCE WILLFUL MISCONDUCT OR BAD FAITH OF THE INDEMNIFIED PARTY.

7.2.  Correction of Imbalances, Cashouts and Penalties. Differences between
      ------------------------------------------------
Scheduled quantities and actual quantities delivered and received hereunder ("Imbalances") will be corrected or settled in cash or Gas or by offset as the
  ----------
Parties agree. Additionally, in the event of (i) an Imbalance on Buyer's Transporter's system caused by Seller of Seller's Transporter's delivery of less or more than Scheduled quantity for any Gas Day (in which case Seller shall be the "Responsible Party") or (ii) an Imbalance on Seller's Transporter's system
     -----------------
caused by Buyer or Buyer's Transporter's receipt of more or less than the Scheduled quantity for any Gas Day (in which case Buyer shall be the "Responsible Party"), the Responsible Party shall be liable for and reimburse to
 -----------------
the other Party any associated Transporter penalties or cashout costs and losses incurred by such other Party. In the event the tariff of either Buyer's or Seller's Transporter provides for cashouts on the basis of the aggregation of all overdeliveries and underdeliveries between such Transporter and Buyer or Seller, respectively (the "Aggregate Transporter Imbalance"), and the nature of
                           -------------------------------
the Imbalance (overdelivery or underdelivery) attributable to the Responsible party is the same as the Aggregate Transporter Imbalance (overdelivery or underdelivery), the Responsible Party shall participate in the other Party's cashout settlement of the Aggregate Transporter Imbalance on the basis of only the Responsible Party's pro-rata share thereof.

ARTICLE 8. MISCELLANEOUS  8.1. Notices. All notices, including, without
------------------------       -------
limitation, consents, and communications made pursuant to this Agreement shall be made as specified in Exhibit "A." Notices required to be in writing shall
                        ------------
be delivered in written form by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (Unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next Business Day) or such earlier time confirmed by the receiving Party. Notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent or such earlier time confirmed by the receiving Party. Any notices given hereunder in respect of the declaration of an Early Termination Date shall be also sent to the address of facsimile number so specified in Exhibit "A." Any Party may change its
                                    ------------
addresses by providing notice of same in accordance herewith.

8.2.  Transfer. This Agreement, including, without limitation, each
      --------
indemnification, shall inure to and bind the permitted successors and assigns of the Parties: provided, neither Party shall transfer this Agreement without the prior written approval of the other Party which may be withheld entirely at the option of such Party; provided further, either Party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other Party, but no such transfer shall operate to relieve the transferor Party of its obligations hereunder. Any Party's transfer in violation of this Section 8.2 shall be void.
        -----------

8.3. Limitation of Remedies, Liability and Damages and Mitigation.  THE
     ------------------------------------------------------------
PARTIES DO HEREBY CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. HEREUNDER, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY PENALTIES OR CHARGES ASSESSED BY ANY TRANSPORTER OR OTHER ENTITY FOR THE UNAUTHORIZED RECEIPT OF GAS BY THE OTHER PARTY. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS. BUYER ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT AND IS CONTRACTING FOR THE GOODS TO BE SUPPLIED BY SELLER BASED SOLELY UPON THE EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN SET FORTH (INCLUDING, WITHOUT LIMITATION, SELLER'S REPRESENTATION THAT THE GAS TO BE DELIVERED WILL MEET OR EXCEED THE QUALITY SPECIFICATIONS OF BUYER'S TRANSPORTER) AND SUBJECT TO SUCH REPRESENTATIONS AND WARRANTIES, ACCEPTS SUCH GOODS, "AS-IS" AND "WITH ALL FAULTS." SELLER EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. The Parties acknowledge the duty to mitigate damages hereunder. In this connection, the Parties recognize that the ability to effectuate arrangements for the sale or purchase of Gas is conditioned upon the volatility of Gas markets, the creditworthiness and reliability of potential customers, the complexity and size of the portfolios of contracts managed by each Party and the need to conduct market business in an orderly manner. Therefore, the Parties agree that (i) three Business Days is a commercially reasonable period to purchase or sell Gas in respect of a Seller's or Buyer's Deficiency Default and (ii) three Business Days after the end of the Month in which the Early Termination Date occurs is a commercially reasonable period after the establishment of an Early Termination Date to determine the Termination Payment; provided, notwithstanding the foregoing, if Gas volumes made the basis of a Seller's or Buyer's Deficiency Default or a Party's determination of the Termination Payment are in excess or 20,000 MMBtu/Gas Day, the Parties recognize that a longer period may ordinarily be required to effectuate cover or determine the Termination Payment in an orderly manner so as not to adversely affect the Gas market. Each Party may utilize its discretion, with commercially reasonable foresight, to adjust the timing and staggering of the purchases or sales of Gas volumes in its efforts to mitigate damages. No claim that a Party failed to mitigate damages shall be grounded solely on the basis of counter Gas market movement.

8.4. Winding Up Arrangements. Upon the expiration of the Parties' sale and
     -----------------------
purchase obligations under this Agreement, any monies, penalties or other charges due and owing Seller shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due Buyer made, within 60 Days. Any Imbalances in receipts or deliveries shall be corrected to zero balance within 60 Days. All indemnity and confidentially obligations and audit rights shall survive the termination of this Agreement. The Parties' obligations provided in this Agreement shall remain in effect for the purpose of complying herewith.

8.5. Applicable Law. THIS AGREEMENT AND EACH TRANSACTION AND THE RIGHTS AND
     --------------
DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT THIS AGREEMENT AND ALL TRANSACTIONS SHALL BE ACCEPTED AND FORMED IN THE STATE OF TEXAS ACCORDING TO THE PROCEDURES HEREIN SET FORTH.

8.6. Document Record Retention and Evidence.  This Agreement, the Exhibits and
     --------------------------------------
Appendices hereto, if any, and each Transaction, constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement. There are no prior or contemporaneous agreements or representations (whether oral or written) affecting the subject matter other than those herein expressed. Other than with respect to Transactions entered into in accordance with the procedures set forth in this Agreement and as otherwise herein expressly stated (the "Transaction Procedures"), no amendment or modification to
                       ----------------------
this Agreement shall be enforceable, unless reduced to writing and executed by both Parties. The conduct of the Parties in accordance with the Transaction Procedures shall evidence a course of dealing and a course of performance accepted by the Parties in futherance of this Agreement and all Transactions entered into by the Parties. The provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party or not bound as a Party, or not a permitted successor or assignee of a Party bound to this Agreement. Except as otherwise herein stated, any provision, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties or deemed unlawful because of a statutory change will not otherwise affect the lawful obligations that arise under this Agreement. The headings used for the Articles herein are for convenience and reference purposes only. All Exhibits and Appendices referenced in this Agreement, if any, are incorporated. Any original executed Agreement or Transaction Agreement may be photocopied and stored on computer tapes and disks (the "Imaged Agreement"). The Imaged Agreement, if introduced as evidence on
      -----------------
paper, the Confirmation, if introduced as evidence in automated facsimile form, and the Transaction Tape, if introduced as evidence in its original form and as transcribed onto paper, and all computer records of the foregoing, if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the Parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of the Transaction Tape, the Confirmation or the Imaged Agreement (or photocopies of the transcription of the Transaction Tape, the Confirmation or the Imaged Agreement) on the basis that such were not originated or maintained in documentary form under either the hearsay rule, the best evidence rule or other rule of evidence.

8.7.  Confidentiality. Each Party shall not disclose the terms of any
      ---------------
Transaction to a third party (other than the Party's and its affiliates employees, lenders, counsel, accountants or prospective purchasers of any rights under any Transactions who have agreed to keep such terms confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. The provisions of the Agreement other than the terms of any Transaction are not subject to this confidentiality obligation. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided, all monetary damages shall be limited in accordance with Section 8.3.
                                                     -----------

      The Parties have executed this Agreement in multiple counterparts to be construed as one effective as of the Effective Date.


ENRON CAPITAL & TRADE RESOURCES CORP.

By: /s/ [SIGNATURE ILLEGIBLE]^^
    ---------------------------------
Title: Vice President
       ------------------------------

BOSTON GAS COMPANY


By: /s/ [SIGNATURE ILLEGIBLE]^^
    --------------------------------
Title:  VICE PRESIDENT
        ----------------------------

                                 APPENDIX "1"
                                 ------------
                          ENFOLIO GENERAL PROVISIONS
                          --------------------------
*Usage and Definitions. All references to Articles and Sections are to those set
 ---------------------
forth in this Agreement. Reference to any document means such document as amended from time to time and reference to any Party includes any permitted successor or assignee thereof. The following definitions and any terms defined internally in this Agreement shall apply to this Agreement and all notices and communications made pursuant to this Agreement.

     "Btu" means the amount of energy required to raise the temperature of one
      ---
     pound of pure water one degree Fahrenheit. The term "MMBtu" means one
                                                          -----
     million Btus.

     "Buyer" means the Party to a Transaction who is obligated to purchase Gas
      -----
     during a Period of Delivery.

     "C.T." means Central Time.
      ----

     "Claims" means all claims or actions, threatened or filed and whether
      ------
     groundless, false or fraudulent, that directly or indirectly relate to the subject matters of the indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

     "Confirmation" means a written notice confirming the specific terms of a
      ------------
     Transaction which may be in any form adequate at law; an example of a Confirmation which may be utilized hereunder is shown in "Exhibit B."
                                                               ---------

     "Confirm Deadline" means 24 hours after a Party receives a Confirmation:
      ----------------
     provided, if the Confirmation is not received during a Business Day it shall be deemed received at the open of the next Business Day.

     "Contract Price" means the price for the purchase or sale of Gas pursuant
      --------------
     to a Transaction.

     "Daily Contract Quantity" ("DCQ") means the quantity of Gas to be Scheduled
      --------------------------------
     each Gas Day pursuant to a Transaction.

     "Day" means a period of 24 consecutive hours, beginning at midnight C.T. on
      ---
     any calendar Day. "Business Day" means a Day on which Federal Reserve
                        ------------
     member banks in New York City are open for business and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time.

     "Gas Day" means a period of 24 consecutive hours beginning at the time of
      -------
     the applicable Transporter's gas day.

     "Delivery Points(s)" means the agreed point(s) of delivery pursuant to a
      ------------------
     Transaction.

     "Force Majeure" means an event not anticipated as of the Effective Date,
      -------------
     which is not within the reasonable control of the Party, or in the case of third party obligations or facilities, the third party, claiming suspension, and which by the exercise of due diligence such Party, or third party, is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute performance therefor; provided, neither
     (i) the loss of Buyer's markets nor Buyer's inability economically to use or resell Gas purchased hereunder nor (ii) the loss or failure of Seller's Gas supply, including, without limitation, depletion of reserves or other failure of production, nor Seller's ability to sell Gas to a market at a more advantageous price, shall constitute an event of Force Majeure. "Force
                                                           -------------   -----
     Majeure" shall include an event of Force Majeure occurring with respect to
     -------                            -------------
     the facilities or services of Buyer's or Seller's Transporter.

     "GAAP" means generally accepted accounting principles, consistently
      ----
     applied.

     "Gas" means methane and other gaseous hydrocarbons meeting the quality
      ---
     standards and specifications of Buyer's Transporter.

     "Identification Code" means a Party's numerical code utilized for recorded
      -------------------
     telephonic Transactions, as follow: Company ______ Customer _____.

     "Indemnified Party" and  "Indemnifying Party" mean the Party receiving and
      -----------------        ------------------
     providing an indemnity, respectively.

     "Interest Rate" means, for any date, two percent over the per annum rate of
      -------------
     interest announced as the "Prime Rate" from time to time for commercial loans by Citibank. N.A. as established by the administrative body of such bank charged with the responsibility of establishing such rate, as same may change from time to time; provided, the Interest Rate shall never exceed the maximum lawful rate permitted by applicable law.

     "Letter of Credit" means an irrevocable standby letter of credit
      ----------------
     established by a Party (the "Account Party") and issued or confirmed in a
                                  -------------
     form and by a commercial bank acceptable to the Party in whose favor it is issued (the "Beneficiary Party").
                  -----------------

     "Material Adverse Change" means (i) with respect to Customer, Customer
      -----------------------
     shall have long-term debt unsupported by third party credit enhancement that is rated by Standard & Poor's Corporation below BBB- or (ii) with respect to Company, Enron Corp. shall have long-term debt unsupported by third party credit enhancement that is rated by Standard & Poor's Corporation below BBB-.

     "MaxDQ" means the maximum quantity of Gas that Seller is required to
      -----
     Schedule per Gas Day pursuant to a Transaction, if applicable.

     "Maximum Daily Delivery Point Quantity" means the maximum quantity of Gas
      -------------------------------------
     which may be Scheduled per Gas Day at each Delivery Point where there are multiple Delivery Points applicable to a Transaction.

     "MinDQ" means the minimum quantity of Gas that Buyer is required to
      -----
     Schedule per Gas Day pursuant to a Transaction, if applicable.

     "MinMQ" means for any Month the minimum quantity of Gas per Gas Day that
      -----
     Buyer is obligated to Schedule times the number of Days in the Month pursuant to a Transaction, if applicable.

     "Month" means a period of time beginning at midnight C.T. on the first Day
      -----
     of any calendar Month and ending at midnight C.T. on the first Day of the following calendar Month.

     "New Taxes" means (i) any Taxes enacted and effective after the Effective
      ---------
     Date, including, without limitation, that portion of any Taxes or New Taxes that constitutes an increase, or (ii) any law, order, rule or regulation, or interpretation thereof, enacted and effective after the Effective Date resulting in the application of any Taxes to a new or different class of parties.

     "Period of Delivery" means the period from the date Scheduling obligations
      ------------------
     are to commence to the date same are to terminate under a Transaction.

     "Pipeline" means a company authorized to ship Gas on behalf of itself or
      --------
     others on physical Gas transmission facilities.

     "Pricing Hours" means the hours C.T. from 8:00 a.m. to 5:00 p.m. of each
      -------------
     Business Day.

     "Replacement Price Differential" means (i) in the event of a Seller's
      ------------------------------
     Deficiency Default, the positive difference, if any, obtained by subtracting the Contract Price from the greater of (a) the cost to Buyer,
                                    ----     -------
     including incremental transportation costs and other basis adjustments, to replace Seller's Deficiency Quantity for such Gas Day or (b) the Spot Price for the Gas Day in which Seller's Deficiency Default occurred, and (ii) in the event of a Buyer's Deficiency Default, the positive difference, if any, obtained subtracting the lesser of (a) the price obtained by Seller in an
                              ------
     incremental, arms-length sales(s) to a third party of a quantity equal to Buyer's Deficiency Quantity for such Gas Day, less incremental transportation charges to Seller, and including other basis adjustments, or
     (b) the Spot Price for the Gas Day in which Buyer's Deficiency Default occurred (or if the MinMQ is applicable, the Spot Price for the middle Gas Day of the Month in which Buyer's Deficiency Default occurred), from the
                                                                     ----
     Contract Price. Buyer shall use all reasonable efforts to purchase and obtain replacement gas at a least cost basis to mitigate the costs to Seller hereunder.

     "Scheduling" or "Schedule," when used in reference to Seller, means to make
      ----------      ---------
     Gas available, or cause Gas to be made available, at the Delivery Point(s) for delivery to or for the account of Buyer, including making all Pipeline nominations, and when used in reference to Buyer, means to cause Buyer's Transporter to make available at the Delivery Point(s) transportation capacity sufficient to permit Buyer's Transporter to receive on a firm basis the quantities Seller has available at such Delivery Point(s), including making all Pipeline nominations. Gas shall be deemed to have been Scheduled when confirmed by Transporter.

     "Seller" means the Party to a Transaction who is obligated to sell Gas
      ------
     during a Period of Delivery.

     "Spot Price" means the price set forth in Gas Daily(R) (Pasha Publications,
      ----------                               ---------
     Inc.), or successor publication, in the column "Daily Price Survey" under the listing applicable to the geographic location agreed pursuant to a Transaction for the relevant Gas Day. If there is no single price published for that particular Gas Day, but there is published a range of prices under the above column and listing, then the Spot Price shall be the average of such high and low prices. In the event that no price or range of prices is published for that particular Gas Day, then the Spot Price shall be the average of the following: the price (determined as stated above) for each of the first Gas Day immediately preceding and following the Gas Day in which the default occurred for which a Spot Price can be determined.

     "Taxes" means any or all ad valorem, property, occupation, severance,
      -----
     production, extraction, first use, conservation, Btu or energy, gathering, transport, Pipeline, utility, gross receipts, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, and other or new taxes, governmental charges, licenses, fees, permits, and assessments, or increases therein, other than taxes based on net income or net worth.

     "Transaction" means an agreement and any amendment or modification thereof
      -----------
     made in accordance herewith for the purchase or sale of Gas to be performed hereunder.

     "Transaction Agreement" means a written paper-based agreement executed by
      ---------------------
     the Parties to form and effectuate a Transaction which may be substantially in the form set forth in Exhibit "B-1."
                              -------------

     "Transaction Tape" means the tape recording of a recorded Transaction
      ----------------
     effectuated in accordance with Article 2.
                                    ---------

     "Transporter" means either the Pipeline delivering or receiving Gas at a
      -----------
     Delivery Point in a Transaction.


* Representations and Warranties. As a material inducement to entering into
  ------------------------------
this Agreement, including each Transaction, each Party, with respect to itself, hereby represents and warrants to the other Party continuing throughout the term of this Agreement as follows: (i) there are no suits, proceedings, judgments, rulings or orders by or before any court or any governmental authority that materially adversely affect its ability to perform this Agreement or the rights of the other Party under this Agreement, (ii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations under the same and each Transaction, and all regulatory authorizations have been maintained as necessary for it to legally perform its obligations hereunder, (iii) the making and performance by it of this Agreement is within its powers, has been duly authorized by all necessary action on its part, and does not and will not violate any provision of law of any rule, regulation, order, writ, judgment, decree or other determination presently in effect applicable to it or its governing documents, (iv) each of this Agreement and each Transaction when entered into constitutes a legal, valid and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending,
(v) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it, or to its knowledge threatened against it, (vi) it has assets of $5,000,000 or more according to its most recent financial statements prepared in accordance with GAAP and knowledge and experience in financial matters that enable it to evaluate the merits and risks of this Agreement, and (vii) it is not in a disparate bargaining position with the other Party.

* Operations and Delivery Scheduling Requests. Not later than two Business Days
  -------------------------------------------
prior to the earlier of Buyer's or Seller's Transporter's nomination deadline for the first Gas Day of each Month during a Period of Delivery. Buyer agrees to provide to Seller facsimile notice of the quantities Buyer requests Seller to Schedule for each Gas Day of such Month. Should Buyer desire to change the requested quantities Scheduled, Buyer shall provide to Seller facsimile notice thereof not later than one Business Day prior to the earlier of Buyers or Seller's Transporter's nomination deadline for the applicable Gas Day. In the event the nomination or Scheduling deadline of a Transporter conflicts with these notification dates, Buyer and Seller agree to modify the notification dates accordingly. Scheduling requests to Seller will be accepted at the telephone number and shall be confirmed by facsimile as set forth in Exhibit "A"
                                                                     ----------

Transportation. Seller shall obtain, or cause to be obtained, transportation
--------------
to the Delivery Point, and Buyer shall obtain, or cause to be obtained, transportation from the Delivery Point.

Gas Specifications. Seller represents that all Gas delivered hereunder shall
------------------
meet or exceed the specifications of Buyer's Transporter.

Multiple Delivery Point Utilization. In the event a Transaction shall contain
-----------------------------------
more than one Delivery Point, the Parties shall specify a Maximum Daily Delivery Point Quantity for each Delivery Point. The Delivery Points which shall be utilized for delivery of Gas and the quantities of Gas to be Scheduled for delivery at such Delivery Points shall be determined by Seller in its sole discretion within each applicable Maximum Daily Delivery Point Quantity. Seller shall provide to Buyer a list of Delivery Points and quantities determined by it within a period of time necessary to permit Buyer to make nominations.

Operational Flow Orders. Should either Party receive an operational flow order
-----------------------
or other order or notice from a Transporter requiring action to be taken in connection with this Agreement or Gas flowing under this Agreement ("OFO"), such
                                                                     ---
Party shall immediately notify the other Party of the OFO and provide the other Party a copy of same by facsimile. The Parties shall take all actions required by the OFO within the time prescribed. Each Parties shall take all actions required by the OFO within the time prescribed. Each Party shall indemnify, defend and hold harmless the other Party from any Claims, including, without limitation, all non-compliance penalties and attorney's fees, associated with an OFO (i) of which the Indemnifying Party failed to give the Indemnifies Party the notice required hereunder or (ii) under which the indemnifying Party failed to take the action required by the OFO within the time prescribed.

* Financial Matters Billing, Invoice Date, Charges and Payment.  By the 10th
  ------------------------------------------------------------
Day of each calendar Month following the Month in which Gas was Scheduled under a Transaction, Seller shall provide Buyer with a written statement setting forth Gas Scheduled during the preceding Month, and other charges due Seller, including, without limitation, deficiency charges under Article 3. Billing and
                                                        ---------
payment will be based on Scheduled quantities. Within five Business Days of the request of either Party, the other Party shall provide, to the extent it has a legal right of access thereto and/or such statement is then available, a copy of the Transporter's allocation or imbalance statement applicable to Gas sold hereunder for the requested period. The difference, if any, between Scheduled and actual quantities delivered or accepted shall be treated as imbalances under
Article 7. Buyer shall remit any amount due on the 25th Day of the Month in
---------
which Seller's statement was received. If the due date for any payment to be made under this Agreement is not a Business Day, the due date for such payment shall be the following Business Day. Payment of all funds shall be made in U.S. currency and as indicated in Exhibit "A" in such manner that funds are
                             -----------
immediately available to the payee on the applicable due date. Each Party shall take all actions necessary to effect payments in accordance with process stated in Exhibit "A." If Buyer or Seller should fail to remit any amounts in full when
   ------------
due hereunder, interest on the unpaid portion shall accrue from the date due at a rate equal to the Interest Rate. Billings, payments and statements shall be made to the accounts or the addresses/facsimiles specified in Exhibit "A."
                                                              ------------

Suspension of Performance. If either Party fails to make a timely payment and
-------------------------
such failure is not remedied within two Business Days after such Party receives written notice of default, the nondefaulting Party, in addition to other remedies, may suspend the Scheduling of Gas until such amount, including interest, is paid; provided, if the defaulting Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amounts as it concedes to be correct, no suspension shall be permitted.

Audit Rights.  During the term of this Agreement and for a period of two years
------------
from the date of termination of a Transaction, Buyer or Seller or any third party representative thereof shall have the right upon reasonable notice and at reasonable times, to examine the books and records of the other to the extent reasonably necessary to verify the accuracy or any billing statement, payment demand, charge, payment or computation made under this Agreement. The records of the Parties shall be retained in accordance with Section 8.5 for a like
                                                    -----------
period to facilitate the audit rights of the Parties.

Financial Information.  If requested by Customer, Company shall deliver (i)
---------------------
within 120 Days following the end of each fiscal year, a copy of the annual report of Enron Corp. containing consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within 60 Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of the quarterly report of Enron Corp. containing unaudited consolidated financial statements for such fiscal quarter. If requested by Company, Customer shall deliver (i) within 120 Days following the end of each fiscal year, a copy of its annual report containing consolidated financial statements for such

                                     "1"-2
fiscal year certified by independent certified public accountants and (ii) within 60 Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of its quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with GAAP; provided, should any such statements not be timely due to a delay in preparation or certification, such delay shall not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

 . Warranty of Title to Gas. Seller in any Transaction warrants that title to Gas
  ------------------------
to be Scheduled by Seller is free from all production burdens, liens and adverse claims and warrants its right to sell the same. Seller agrees to indemnify, defend and hold harmless Buyer against all Claims to or against the title of said Gas. In the event any Claim is asserted to said Gas, Buyer, in addition to other remedies, may suspend its obligation to pay for said Gas up to the amount of such Claim.

 . Alternate Price Redetermination.  If any or all of the indices used to
  -------------------------------
determine the Spot Price or the Contract Price are not available in the future, the Parties agree to promptly negotiate a mutually satisfactory alternate index for the Spot Price or Contract Price (each an "Alternate Price"). If the
                                               ---------------
Parties cannot agree by the end of the first Month for which the Spot Price or Contract Price could not be determined, then Seller and Buyer shall each prepare a prioritized list of up to five alternative published reference postings or prices representative of spot prices for Gas delivered in the same geographic area. Each Party shall submit its list to the other within 10 Days after the end of the first Month for which the price could not be determined. The first listed index appearing in Seller's list that also appears in Buyer's list shall constitute the replacement index. If no common indices appear on the lists, each Party shall submit a new list adding two indices within 10 Days. If either Party fails to provide timely a list, such Party's list shall not be considered. From and after the "Renegotiation Date" which shall be the date the Spot Price
                    ------------------
or Contract Price is no longer available, until the Alternate Price is determined, the Alternate Price shall be the average of the Spot Price(s) or Contract Price(s) in effect during the 12 Months preceding the Month in which the Renegotiation Date occurred, which price shall be effective until the Alternate Price is determined. Upon determination of a new Alternate Price, the Spot Price or Contract Price, as applicable, will be adjusted retroactively to the Renegotiation Date.

 . Effect of Waiver or Consent.  No waiver or consent by either Party, express or
  ---------------------------
implied, or any one or more defaults by the other Party in the performance of any provision of this Agreement shall operate or be construed as a waiver or consent of any other default or defaults whether of a like or different nature. Failure by a Party to complain of any act of the other Party or to declare the other Party in default with respect to this Agreement, regardless of how long that failure continues, shall not constitute a waiver by that Party of its rights with respect to that default until the applicable statute of limitations period has run.

 . Indemnifications.  With respect to each Indemnification included in this
  ----------------
agreement the indemnity is given to the extent authorized by law and the following provisions shall be considered applicable. The indemnified Party shall promptly notify the Indemnifying Party in writing of any Claim and the Indemnifying Party shall have the right to assume the investigation and defense thereof, including the employment of counsel, and shall be obligated to pay the related attorneys' fees; provide, the Indemnified Party shall have the right to employ separate counsel and participate in the defense of any Claim, however, the attorneys' fees of such counsel shall be paid by the Indemnified Party unless the employment of such counsel has been consented to in writing by the Indemnifying Party or the Indemnifying Party has failed to assume the defense and employ counsel in a timely manner, provided further, if the named parties to any Claim include both Parties, and the Indemnified Party shall have been advised by counsel that there may be a legal defense available to it which is different from those available to the Indemnifying Party, the Indemnified Party may elect to employ separate counsel at the expense of the Indemnifying Party, in which case the Indemnifying Party shall pay all attorneys' fees of such counsel and shall not have the right to assume the defense of the Claim on behalf of the Indemnified Party. The Parties shall use reasonable efforts to co-operate in the defense of any Claim. The Indemnifying Party shall not be liable for any settlement of a Claim without its express written consent thereto. The Indemnified Party shall reimburse the Indemnifying Party for payments made or costs incurred in respect of an indemnity with the proceeds of any judgement, insurance, bond, surety or other recovery made with respect to an event covered by the indemnity.

 . Arbitration Disputes to be Arbitrated.  Any and all claims, demands, causes of
  -------------------------------------
action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any of its provisions, or the relationship between the Parties created by this Agreement, whether sounding in contract, tort, or otherwise, whether provided by statute or the common law, for damages or any other relief, including, without limitation, all Claims (all of which are referred to herein as "Disputes"), shall be resolved by binding arbitration
                       --------
pursuant to the Federal Arbitration Act. The arbitration may be initiated by either Party by providing to the other a written notice of arbitration specifying the Disputes to be arbitrated. If a Party refuses to honor its obligations to arbitrate, the other Party may seek to compel arbitration in either federal or state court. The arbitration proceeding shall be conducted in Houston, Texas, or other location mutually agreed upon by the Parties. Within
30 Days of the notice initiating the arbitration procedure, each Party shall designate one arbitrator, who need not be impartial. If a Party fails to designate an arbitrator, the other Party may have an arbitrator appointed by applying to the senior active United States District Judge for the Southern District of Texas. The two arbitrators shall select a third arbitrator. If the two arbitrators chosen by the Parties fail to agree upon the third arbitrator, both or either of the Parties may apply to the senior active United States District Judge for the Southern District of Texas for the appointment of a third arbitrator. The third arbitrator shall take an oath of neutrality.

 . Arbitration Procedures.  The three arbitrators shall make all of their
  ----------------------
decisions by majority vote. The enforcement of this Agreement to arbitrate the validity construction, and interpretation of this Agreement to arbitrate, and all procedural aspects of the proceeding pursuant to this Agreement to arbitrate, including, without limitation, the issues subject to arbitration, the scope of the arbitrate issues, allegations of "fraud in the inducement" to enter into this entire Agreement or to enter into this Agreement to arbitrate, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. In deciding the substance of the parties' Disputes, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other State's law). The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified in this Agreement. It is contemplated that although the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, the arbitration proceeding will be self-administered by the Parties; provided, if a Party believes the process will be enhanced if it is administered by the American Arbitration Association, such Party shall have the right to cause the process to become administered by the American Arbitration Association by applying to the American Arbitration Association and, thereafter, the arbitration shall be conducted pursuant to the administration of the American Arbitration Association. In determining the extent of discovery, the number and length of depositions, and all other pre-hearing matters, the arbitrators shall endeavor to the extent possible to streamline the proceedings and minimize the time and cost of the proceedings. There shall be no transcript of the hearing. The final hearing shall be conducted within 120 days of the selection of the third arbitrator. The final hearing shall not exceed 10 Business Days, with each Party to be granted one-half of the allocated time to present its case to the arbitrators. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the Parties.

 . Arbitration Award.  Only damages allowed pursuant to this Agreement may be
  -----------------
awarded. It is expressly agreed that the arbitrators shall have no authority to awards treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under Texas law, the Parties hereby waiving their right, if any, to recover treble, exemplary or punitive damages in connection with any Dispute, either in arbitration or in litigation. The arbitrators shall render their final decision within 20 Days of the completion of the final hearing resolving all of the Disputes that are the subject of the arbitration proceeding. The arbitrators ultimate decision after final hearing shall be in writing. The arbitrators shall certify in their decision that no part of their award includes any amount for treble, exemplary or punitive damages not allowed hereunder. The arbitrators' decision shall be final and non-appealable to the maximum extent permitted by law. Any and all of the arbitrators' orders and decisions may be enforceable in, and judgment upon any award rendered in the arbitration proceeding may be confirmed and entered by, any federal or state court having jurisdiction.

Authority for Transactions Each Party represents to the other Party that each of
--------------------------
its employees has authority to enter into Transactions pursuant to this Agreement on its behalf. Identification and authority of a Party's employee engaging in a recorded telephonic Transaction shall be conclusively established for all purposes by a statement on the Transaction Tape by the employee of the employee's name and the Party's Identification Code; provided, failure to state either the employee name or the Identification Code shall not evidence any lack of authority of the employee to effectuate and form a Transaction.

Flexible Pricing During the Period of Delivery for a Transaction expressly
----------------
providing for "Flexible Pricing" Customer may request a price other than the
               ----------------
original Contract Price, being a Fixed Price, Fixed Basis Price or Floating Basis Price (each below defined) by contacting Company during Pricing Hours requesting any such price for a specified quantity of Gas to be Scheduled during selected Months within the Period of Delivery; provided, such request must be made prior to 1:30 p.m. C.T. of the third trading Day prior to the last trading Day of the NYMEX Gas futures contract for the selected Month. The terms of this Agreement, including, without limitation, Article 2, shall apply to Flexible
                                          ---------
Pricing in respect of any Transaction hereunder. A Confirmation may be sent by Company to Customer confirming the Flexible Pricing agreement in accordance with
Section 2.4. "Fixed Price" means a fixed dollar amount agreed to by the Parties.
------------  -----------
"Fixed Basis Price" means a price agreed to by the Parties on the basis of NYMEX
 -----------------
Gas futures contracts then trading for the applicable Month, or if no such price is agreed prior to the last three trading Days of the applicable Month, a price equal to the sum of the average of the settlement prices of the NYMEX Gas futures contract for the last three trading Days of the applicable Month (the "Average Settlement Price") plus a fixed dollar amount basis adjustment agreed
 -------------------------  ----
to by the Parties. "Floating Basis Price" means a price equal to the sum of a
                    --------------------
fixed dollar amount agreed to by the Parties plus the difference between the
                                             ----
selected reference price for the Delivery Point(s) and the Average Settlement Price for the applicable Month. The price for all Gas for which a Flexible Price has not been agreed by the Parties shall be the original Contract Price applicable to the Transaction.

                                  EXHIBIT "A"
                  ENFOlIO MASTER FIRM PURCHASE/SALE AGREEMENT

                       NOTICE/COMMUNICATION/PAYMENT

TO COMPANY:

Notices/Correspondence:
P.O. Box 4428
Houston, Texas 77210-4428
Attn:  Documentation and Deal Clearing Desk
Facsimile No. (713)646-4816
Termination Notice Facsimile No. (713)646-4818

Invoices:
P.O. Box 4428
Houston, Texas 77210-4428
Attn:  Client Services
Facsimile No. (713) 646-8420

Payments:
Enron Capital & Trade Resources Corp.
ABA Routing 111000012 NationsBank TX
Account 3750494099

Nominations:  1(800)356-9427/1(800)FLOWGAS
Confirmations:  ECT Gas Trading 1(713)646-2531

TO CUSTOMER:
Notices/Correspondence:
One Beacon Street
Boston, MA 02108
Facsimile No. (617) 742-0041

Invoices:
One Beacon Street
Boston, MA 02108
Facsimile No. (617) 742-0041

Payments:
One Beacon Street
Boston, MA 02108

Nominations:  Facsimile No.(617) 742-0041
Confirmations:   Facsimile No.(617) 742-0041

                                  EXHIBIT "B"
                  ENFOLIO MASTER FIRM PURCHASE/SALE AGREEMENT

 EXAMPLE OF CONFIRMATION ON COMPANY LETTERHEAD (INCLUDING NAME AND ADDRESS) TO
                     CONFIRM TELEPHONIC TRANSACTIONS UNDER
                                  SECTION 2.4
                                  -----------

This Confirmation shall confirm the Transaction agreed to on ___________ 19 and binding between ____________________ ("Customer") and ("Company") regarding the
                                       --------         -------
firm purchase and sale of Gas under the following terms and conditions. ______________________ to purchase and receive (Buyer) and _________________ to sell and deliver (Seller). Transaction number __________________________

DAILY CONTRACT QUANTITY (DCQ):  _____________________
MAXDQ (if applicable):          _____________________
MINMQ (if applicable):          _____________________
MINDQ (if applicable):          _____________________
DELIVERY POINT(S):              _____________________
CONTRACT PRICE (per MMBtu):     _____________________
PERIOD OF DELIVERY:             _____________________
SPOT PRICE LOCATION:            _____________________

If this Confirmation relates to a NYMEX Exchange of Futures for Physicals Transaction the Confirmation may include the following with respect to Contract
Price: The Contract Price shall be equal to the EFP Posted Price [plus] [minus] $______ (the "Adjustment"). The "EFP Posted Price" shall be in accordance with
              ----------         ----------------
Rule 220.17 of the rules and regulations of the NYMEX pertaining to Gas futures contracts for the Period of Delivery as set forth below:

   Buyer agrees to exchange its long position in [# OF CONTRACTS, MONTH, YEAR] NYMEX contracts with Seller for Sellers short position in [# OF CONTRACTS, MONTH, YEAR] NYMEX contracts at a price of $____

[REPEAT TEXT AFTER = FOR EACH DELIVERY MONTH OF THE PERIOD OF DELIVERY FOR WHICH THE EFP POSTED PRICE IS AGREED AS OF THE PREPARATION OF THIS CONFIRMATION]

In each Delivery Month for which an EFP Posted Price is not herein set forth, the EFP Posted Price shall be the price at which the exchange is posted with NYMEX in accordance with Rule 220.17. Notwithstanding anything herein, if no posting is timely made for any Delivery Month in accordance with Rule 220.17 by Buyer and Seller, then there shall be no EFP Transaction hereunder for such Delivery Month. The Transaction for that Delivery Month shall be considered a Transaction for the firm purchase and sale of Gas otherwise in accordance with the provisions hereof at a Contract Price equal to the average of the settlement prices occurring the last three Trading Days of the NYMEX Gas contracts for the applicable Delivery Month [plus] [minus] the Adjustment For purposes hereof, "Trading Day" means any Day for which a NYMEX Gas contract is
                  ----------
determinable.)

This Confirmation is being provided pursuant to and in accordance with the ENFOLIO Master Firm Purchase/Sale Agreement in effect between Customer and Company (the "Agreement") and constitutes part of and is subject to all of the
              ----------
terms and provisions of such Agreement. All capitalized terms herein used, but not defined, shall have the meanings set forth in the Agreement. Company does hereby adopt its letterhead, including its address, as its signature in respect of the identification of Company and the authentication by Company of this Confirmation. Any objection of Customer to this Confirmation must be made by written notice to Company prior to the Confirm Deadline, as agreed and defined in the Agreement.


                                  EXHIBIT "B-1"
                  ENFOLIO MASTER FIRM PURCHASE/SALE AGREEMENT

SUGGESTED FORM OF TRANSACTION AGREEMENT FOR USE WITH TRANSACTIONS FORMED UNDER
                                SECTION 2.2(i)
                                -------------

This Transaction Agreement shall form and effectuate the current proposal between ____________________ ("Customer") and _____________ ("Company")
                               --------                       -------
regarding the firm purchase and sale of Gas under the following terms and conditions. ___________________ to purchase and receive (Buyer) and ________________ to sell and deliver (Seller). Transaction number
_____________________________

DAILY CONTRACT QUANTITY (DCQ):          __________________________
MAXDQ (if applicable):                  __________________________
MINMQ (if applicable):                  __________________________
MINDQ (if applicable):                  __________________________
DELIVERY POINT(S):                      __________________________
CONTRACT PRICE (per MMBtu):             __________________________
PERIOD OF DELIVERY:                     __________________________
SPOT PRICE LOCATION:                    __________________________

This Transaction Agreement is being provided pursuant to and in accordance with the ENFOLIO Master Firm Purchase/Sale Agreement in effect between Customer and Company and constitutes part of and is subject to all of the terms and provisions of such Agreement. Please execute this Transaction Agreement and return an executed copy to Company. Your execution should reflect the appropriate party in your organization who has the authority to cause Customer to enter into this Transaction. In the event Customer alters the terms of this Transaction Agreement in any manner there will be no Transaction pursuant to this Transaction Agreement.

                   SIGNATURE LINES FOR CUSTOMER AND COMPANY

                              [LETTERHEAD OF ENRON CAPITAL & TRADE APPEARS HERE]


                               October 23, 1997

Boston Gas Company
One Beacon Street
MA 02108

Attn:  Mr. William R. Luthern
       Vice President

                             TRANSACTION AGREEMENT
                             ---------------------

This Transaction Agreement shall form and effectuate the current proposal between Boston Gas Company ("Customer") and Enron Capital & Trade Resources
                             --------
Corp. ("Company") regarding the firm purchase and sale of Gas under the
        -------
following terms and conditions. Customer to purchase and receive (Buyer) and Company to sell and deliver (Seller). Transaction number 1.

DAILY CONTRACT QUANTITY (DCQ):        35,000 MMBtu/day; (Firm)

DELIVERY POINT(S):                    Boston Gas City Gate and/or Mendon, MA (as
                                      delivered off Tennessee Gas Pipeline
                                      Company; provided any interruption of
                                      deliveries at the Mendon delivery point
                                      shall be received and purchased at the
                                      Boston Gas City Gate delivery point.

CONTRACT PRICE (per MMBtu):           1) The TETCO M-3 Index (defined below)
                                      plus the Boston Differential (defined
                                      below), where:
                                      "TETCO M-3 Index" means the price for
                                      natural gas for the applicable delivery
                                      Month in U.S. dollars per MMBtu published
                                      in the first issue in that Month by Inside
                                                                          ------
                                      FERC Gas Market Report in the table
                                      ----------------------
                                      entitled "Market Center Spot Gas Prices" in the row "Texas Eastern Transmission
                                      Corp. Zone M-3" in the column "Index".

                                      "Boston Differential" means the price
                                      differential for the applicable delivery
                                      Month in U.S. dollars per MMBtu obtained by subtracting (ii) from (i) where: (i) is the price agreed to by Company and Customer for each applicable delivery Month for delivery of 35,000 MMBtu's per Day of physical Gas delivered to the Boston Gas City Gate and (ii) is the TETCO M-3 Index for that delivery Month. If, for any reason whatsoever, the Parties cannot agree on the Boston Differential for any delivery Month, the Boston Differential for such delivery Month shall be deemed to be equal the Indicative Boston Gas City Gate Index (defined below) for that delivery Month minus the TETCO M-3 Index for that delivery Month. Company will endeavor to submit Company's proposal as to such Boston Differential at least 3 days prior to each delivery Month.

                                      2)  Additionally, Customer agrees to pay
                                      Company a Monthly reservation fee for the first fifty-six (56) months of the term of delivery under this Transaction Agreement. Such monthly transaction fee shall be equal to the product of $ per MMBtu times 35,000 MMBtu times the number of days in the Month.

PERIOD OF DELIVERY:                   Commencing on January 1, 1998 and
                                      continuing thereafter through March 31,
                                      2007. Notwithstanding the foregoing, this
                                      Transaction Agreement shall automatically terminate as of January 1, 1996 if ECTRC fails to obtain signed purchase and sale transactions with Alberta producers
                                      (including all amendments thereto and,
                                      with all such amendments, in form and
                                      substance acceptable to ECTRC) for the
                                      delivery of the DCQ plus applicable fuel gas for the term of this Transaction, and such Alberta producer transactions
                                      (including all amendments thereto) are in full force and effect.

SPOT PRICE LOCATION:                  Texas Eastern - Zone M3

               NATURAL GAS. ELECTRICITY. ENDLESS POSSIBILITIES.

BOSTON GAS COMPANY
OCTOBER 23, 1997
Page 2

_______________


OTHER: 1) Option - Commencing November 1, 1999, Customer has the sole right with ninety (90) days prior written notice to reduce the DCQ in increments of not less than 15,000 MMBtu/Day for the remaining term of this Transaction Agreement. Additionally, if Customer's purchases under its long term gas purchase arrangements with Imperial Oil Limited for gas originating from the Sable Offshore Energy Project do not commence by November 1, 2000 and if Company agrees to redetermine the Contract Price hereunder, then the Contract Price hereunder shall be redetermined to a Contract Price that is mutually agreeable to the Parties.

                                   2) Repurchase Option - Company has the right to repurchase quantities at the Boston Gas City Gate delivery point with the consent of Boston Gas; provided, however, that such consent will not be unreasonably withheld and that such quantities are otherwise not encumbered by Customer's currently effective capacity assignment procedures, a copy of such capacity assignment procedures to be provided by Customer to Company prior to commencement of deliveries under this Transaction Agreement. These quantities must be designated at the first of the month, and cannot be diverted from the Boston Gas City Gate delivery point. Company shall purchase such quantities at a $0.005 per MMBtu premium to the calculated monthly price.

                                   3) Future Boston Gas City Gate Index - If, at any time during the Period of Delivery, there is an established liquid market for natural gas delivered to, and purchased at the Boston Gas City Gate at a price Index which the Parties have agreed in writing is acceptable to each at the Parties, respectively in their sole discretion (the "Approved Boston Gas City Gate Index"), the Parties agree that, commencing the first delivery Month after the Month in which the Parties have agreed in writing to the Approved Boston Gas City Gate Index and for the reminder of the Period of Delivery, the TETCO Boston Differential Component of the Contract Price (defined below) shall be replaced for all purposes under this Confirmation Letter, including for the determination of the Contract Price over the remainder of the Period of Delivery, by the Approved Boston Gas City Gate Index. For certainty, the Parties acknowledge and agree that, as of the date hereof and unless and until accepted by the Parties as the Approved Boston Gas City Gate Index as provided above, the Indicative Boston Gas City Gate Index (defined below) is not acceptable to the Parties as the Approved Boston Gas City Gate Index.

                                   As used above:

                                   TETCO + Boston Differential Component of the
                                   Contract Price means the portion of the
                                   Contract Price determined by the sum of: (i)
                                   the TETCO M-3 Index; plus (ii) the Boston
                                   Differential; and "Indicative Boston Gas City Gate Index" means the price for natural gas for each applicable delivery Month in U.S. dollars per MMBtu published in the first issue in that Month by Natural Gas Week in
                                                          ----------------
                                   the table entitled "City Gate Prices" in the row "Boston, Mass," in the column "Bid Week" for the applicable delivery Month.

                                   4) True-Up Mechanism - Within Sixty Days of each Anniversary Date (defined below), Seller shall send Buyer a written statement showing:
                                   (i) the monthly average of the TETCO + Boston Differential Component of the Contract Price for the delivery Months to which the TETCO + Boston Differential Component of the Contract Price is applicable (the Yearly Average Differential Component of the Contract Price"); and (ii) the monthly average of the Indicative Boston Gas City Gate Index over each of those same delivery Months (the "Yearly Average Indicative Boston Gas City Gate Index").

BOSTON GAS COMPANY
OCTOBER 23, 1997
Page 3

________________

                                   If the Yearly Average Differential Component of the Contract Price is: (i) less than 96% of the Yearly Average Indicative Boston Gas City Gate Index: or (ii) greater than 104% of the Yearly Average Indicative Boston Gas City Gate Index, the amount paid or payable by Buyer for the total volume Gas purchased and sold over each of those same delivery Months shall be adjusted by an amount (the amount of such adjustment being the "Adjustment Amount"), payable as of the next Payment Date, obtained by multiplying: (A) the absolute value of the difference between the Yearly Average Differential Component of the Contract Price and the Adjusted Yearly Average Indicative Boston Gas City Gate Index (defined below); by (B) the total volume of Gas purchased and sold over each of those same delivery Months. In the case of an adjustment for (i) above, the Adjustment Amount shall be payable by Customer to Company. In the case of an adjustment for
                                   (ii) above, the Adjustment Amount shall be payable by Company to Customer.

                                   As used above:

                                   "Adjusted Yearly Average Indicative Boston
                                   Gas City Gate Index means: (i) if the Yearly
                                   Average Differential Component of the
                                   Contract Price is less than 96% of the Yearly Average Indicative Boston Gas City Gate Index, 96% of the Yearly Average Indicative Boston Gas City Gate Index: or (ii) if the Yearly Average Differential Component of the Contract Price is more than 104% of the Yearly Average Indicative Boston Gas City Gate Index, 104% of the Yearly Average Indicative Boston Gas City Gate Index; and "Anniversary Date" means, with respect to each Contract Year, November 1, 1998; November 1, 1999; November 1, 2000: November 1, 2001: November 1, 2002; November 1, 2003;
                                   November 1, 2004; November 1, 2005; November
                                   1, 2006; and April 1, 2007.

                                   5) Regulatory Approval - Buyer agrees to use all reasonable efforts to obtain any approvals, consents or authorizations ("Regulatory Approval") that may be required from the Massachusetts Department of Public Utilities ("MDPU" herein), to allow Buyer to enter into this Transaction with Seller, and Buyer has advised Seller that Buyer intends to make a regulatory filing with the MDPU to obtain such Regulatory Approval. Buyer agrees that if the MDPU does not issue an order allowing Buyer's purchase of gas under the terms and conditions of this Transaction ("Regulatory Approval") at any time prior to January 1, 1998, then this Transaction Agreement shall automatically terminate.

                                   6) Force Majeure - Notwithstanding anything to the contrary contained in the ENFOLIO Master Firm Purchase/Sale Agreement, any curtailments or interruptions of firm delivery service occurring at any point upstream of the Boston Gas City Gate delivery point up to and including any NOVA Inventory Transfer delivery point on NOVA Gas Transmission Ltd.'s gas transmission system at Alberta, Canada shall be deemed to be an event at Force Majeure under this Transaction.

                                   7) Boston Canadian Transportation
                                   Requirements, Boston U.S. Transportation
                                   Requirements and Export/Import Requirements - Seller and ECTRC, on behalf of Seller, shall use all reasonable efforts to obtain all approvals and assignments (including, without limitation, any approvals, consents or authorizations required from any applicable regulatory authorities to any such assignments), with terms and in a form acceptable to Seller and ECTRC, for

BOSTON GAS COMPANY
OCTOBER 23, 1997
Page 4

_____________
                                   firm transportation agreements necessary to transport the DCQ plus applicable fuel gas for the period of delivery from (a) the NOVA Inventory Transfer delivery point on NOVA Gas Transmission Ltd.'s gas transmission system at Alberta, Canada to the interconnection of TransCanada Pipelines Limited ("TCPL") and Iroquois Gas Transmission System, L.P. ("IGT") at Iroquois, Ontario and Waddington, New York (the "Boston Canadian Transportation Requirements") and (b) the interconnection of TCPL and IGT at Iroquois, Ontario and Waddington, New York to the Boston Gas City Gate delivery point (the "Boston U.S. Transportation Requirements"). Additionally,
                                   Seller and ECTRC shall use all reasonable efforts to obtain all regulatory approvals, with terms and in a form acceptable to Seller and ECTRC, necessary for the DCQ plus applicable fuel gas to be removed from Alberta, exported from Canada and imported into the United States (collectively the "Export/Import Requirements"). Buyer shall cooperate with Seller and ECTRC in obtaining the Boston Canadian Transportation Requirements, the Boston U.S. Transportation Requirements and the Export/Import Requirements. If the Boston Canadian Transportation Requirements have not been obtained by January 1, 1998, then Seller, in its sole discretion, may terminate this Transaction at any time after January 1, 1998 but prior to the date the Boston Canadian Transportation Requirements have been obtained by giving written notice thereof to Buyer. If the Boston U.S. Transportation Requirements and the Export/Import Requirements have not been obtained by January 1, 1998, then Seller, in its sole discretion, may terminate this Transaction at any time after January 1, 1998 but prior to the date the Boston U.S. Transportation Requirements and the Export/Import Requirements have been obtained by giving written notice thereof to Buyer.

This Transaction Agreement is being provided pursuant to and in accordance with the ENFOLIO Master Firm Purchase/Sale Agreement in effect between Customer and Company and constitutes part of and is subject to all of the terms and provisions of such Agreement. Please execute this Transaction Agreement and return an executed copy to Company. Your execution should reflect the appropriate party in your organization who has the authority to cause Customer to enter into this Transaction. In the event Customer alters the terms of this Transaction Agreement in any manner there will be no Transaction pursuant to this Transaction Agreement.

BOSTON GAS COMPANY                         ENRON CAPITAL & TRADE RESOURCES CORP.


By: /s/ William R. Luthern                 By: /s/ Julie Gomez
   -----------------------------------        ----------------------------------
   Name: William R. Luthern                   Name: Julie Gomez
        ------------------------------             -----------------------------
   Title: Vice President                      Title: Vice President
         ---------------------------                ----------------------------